SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      FRONTIER ADJUSTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     8,957,660 shares of Common Stock
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     Assumes payment of $1.58 per share in exchange for each share of
     Common Stock
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     $14,153,103
--------------------------------------------------------------------------------
5)   Total fee paid:

     $2,830.62
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              [Frontier Letterhead]


                               _____________, 2001


Dear Shareholder:


     You are cordially invited to attend the special meeting of Shareholders (the "Special Meeting") of Frontier Adjusters of America, Inc. ("Frontier") to be held at ______ a.m., on ________, ____________, 2001 at Frontier's executive offices, located at 45 East Monterey Way, Phoenix, Arizona 85012.

     A Proxy Statement and a proxy for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and voting upon the following matters:

     1. To approve and adopt a Plan and Agreement of Merger (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will be the surviving entity after it is merged with a wholly-owned subsidiary of Merrymeeting, Inc. ("MMI"). MMI is a newly-formed Delaware corporation that is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands holding company that specializes in investing in insurance-related businesses. Under the terms of the Merger Agreement, MM Merger Corporation, a wholly owned subsidiary of MMI("Acquisition Company"), would merge with and into Frontier, with Frontier being the surviving entity. Each outstanding share of Frontier's common stock (the "Common Stock"), other than the shares held by MMI, would be exchanged for the right to receive $1.58 in cash, without interest, for each share of Common Stock. As a result, Frontier would cease to be a public company. A copy of the Merger Agreement dated as of April 27, 2001 is attached as Appendix A to, and is described in, the accompanying Proxy Statement.

     2. Such other matters as may properly come before the Special Meeting, or any adjournment thereof. The Board of Directors is not presently aware of any other business to come before the meeting.

     After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and has concluded that it is in the best interests of Frontier and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRONTIER'S SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

     Approval of the Merger Agreement requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting provided that there is a quorum present. A quorum consists of over 50% of the shares of Common Stock issued and outstanding on ______________, 2001, the Record Date. MMI holds approximately 59% of the aggregate number of votes that may be cast by the holders of Common Stock, which is a sufficient number of votes to approve the Merger Agreement. MMI has informed Frontier that it intends to vote its shares in favor of approving Merger Agreement. Therefore, your vote will not affect the outcome of the vote on the Merger Agreement.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the action to be taken by Frontier's shareholders at the Special Meeting, and a proxy. The Proxy Statement more fully describes the terms of the proposed Merger Agreement and includes information about Frontier going private.

     To ensure your representation at the Special Meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously turned in your proxy.

     Thank you for your continued support.


                                   Sincerely,



                                   ---------------------------------
                                   Jeffrey R. Harcourt, Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           ____________________, 2001


     The Special Meeting of Shareholders of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), will be held on _______, _____, 2001, at ___ a.m. (Phoenix, Arizona time) at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

     This Notice of the Special Meeting and the attached Proxy Statement describe the formal business to be transacted at the Special Meeting. At the Special Meeting, you will be asked to consider and vote to approve and adopt a Plan and Agreement of Merger (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will be the surviving entity after it is merged with a wholly-owned subsidiary of Merrymeeting, Inc. ("MMI"). MMI is a newly formed Delaware corporation that is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands holding company that specializes in investing in insurance-related businesses. Under the terms of the Merger Agreement MM Merger Corporation, a wholly owned subsidiary of MMI ("Acquisition Company"), would merge with and into Frontier, with Frontier being the surviving entity. Each share of Frontier's common stock (the "Common Stock"), other than the shares held by MMI, would be exchanged for the right to receive $1.58 in cash, without interest, for each share of Common Stock. As a result, Frontier would cease to be a public company. A copy of the Merger Agreement is included as Appendix A to, and is described in, the accompanying Proxy Statement. Following this merger (the "Merger"), the shareholders of Frontier other than MMI (hereinafter referred to as the "Public Shareholders") would no longer have an equity interest in Frontier and MMI would own all of the equity interests in Frontier, which would be the surviving entity in the Merger.

     A special committee of directors of Frontier (the "Special Committee"), consisting of three directors who are not holders of any stock in Frontier, MMI or Acquisition Company, and who are not employed by affiliates of Frontier, MMI or Acquisition Company, has reviewed and considered the terms of the Merger Agreement and the Merger. The Special Committee unanimously recommended the approval of the Merger Agreement to the Board of Directors. The Board of Directors has unanimously approved the Merger Agreement and believes that the terms of the Merger are in the best interests of Frontier and its shareholders and fair to the Public Shareholders. The Board of Directors recommends that you vote FOR approval of the Merger Agreement. For a discussion of the interests of directors and officers in this transaction, see "The Proposed Merger--Conflicts of Interest."

     Under Arizona law, the approval of the Merger at the Special Meeting will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock. MMI owns a majority of the shares of Common Stock, representing 59% of the aggregate number of votes that may be cast at the Special Meeting, which are sufficient to approve the Merger Agreement.

     The Merger Agreement is more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on ______________, 2001 are entitled to notice of and to vote at the Special Meeting.

     All shareholders are cordially invited to attend the Special Meeting in person. To assure your representation at the Special Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Special Meeting may vote in person even if he or she previously has returned a proxy.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


                              By Order of the Board of Directors,


Phoenix, Arizona              ------------------------------------
_________, 2001               Jeffrey R. Harcourt, Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.
                                 PROXY STATEMENT


                                TABLE OF CONTENTS


General....................................................................    1
Record Date................................................................    1
Revocability of Proxies....................................................    1
Voting Securities and Voting Rights........................................    1
Voting of Proxies..........................................................    2
Solicitation...............................................................    2
Summary Term Sheet.........................................................    2
The Proposed Merger........................................................    6
   The Company.............................................................    6
     General...............................................................    6
     Claims Adjusting......................................................    7
     Licensing and Franchising.............................................    7
     Operation of Independent Adjusters....................................    8
   Background of the Merger................................................    9
   Recommendation of the Special Committee and Board of
     Directors; Reasons for the Merger.....................................   11
   Opinion of ComStock.....................................................   13
     Definition of Value...................................................   13
     Governing Standards...................................................   13
     General Valuation Approach............................................   14
     Discussion of Independent Valuation Methods Utilized..................   14
   Range of Independently Calculated Values................................   15
     Discussion of Range of Fair Values....................................   15
     Discussion of Each Valuation Method...................................   15
   Current Trading Price Plus Control Premium..............................   15
   Capitalized Cash Flow Method............................................   15
   Discounted Cash Flow Method.............................................   16
   Guideline Company Method................................................   16
   Merger and Acquisition Method...........................................   16
     Discussion of the Purchase of Shares Owned by Netrex..................   16
     Impact of Additional Compensation Expenses............................   17
     Discussion of Trading Activity for the Common Stock...................   17
     Discussion of Prior Trading Activity for the Common Stock.............   17
   Certain Effects of the Merger...........................................   17
   Conflicts of Interest...................................................   17
   Federal Income Tax Consequences.........................................   18
   Source of Funds.........................................................   18
   Effective Time of the Merger and Payment for Shares.....................   19
   The Merger Agreement....................................................   20
   Pro Forma Financial Information.........................................   20
   Conduct of the Business of Frontier if the Merger is Not Consummated....   20
   Exchange of Securities..................................................   20
   Transfer of Shares......................................................   21
   Regulatory Approvals....................................................   21
   Expenses of the Merger..................................................   21
   Rights of Dissenting Shareholders.......................................   21
   Conduct of Frontier's Business After the Merger.........................   21
   Interests of Certain Persons in the Merger..............................   22
Market Price and Dividend Information......................................   23
Management of MMI..........................................................   24
   Current Directors and Executive Officers................................   24
Beneficial Ownership of Common Stock Prior to and After the Merger.........   25
Availability of Information................................................   26
Incorporation of Certain Information by Reference..........................   26
Required Vote, Effect of Shareholder Approval, and Related Matters.........   27
Other Matters..............................................................   27
Deadline for Shareholder Proposals.........................................   27

                       FRONTIER ADJUSTERS OF AMERICA, INC.
                              45 EAST MONTEREY WAY
                             PHOENIX, ARIZONA 85012


                                 PROXY STATEMENT


GENERAL


The enclosed proxy is solicited on behalf of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), by Frontier's board of directors (the "Board" or "Board of Directors") for use at Frontier's Special Meeting of Shareholders to be held on ________, ___________, 2001 at ____ a.m. (Phoenix, Arizona time) (the "Special Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

These proxy solicitation materials were first mailed on or about _____________, 2001 to all shareholders entitled to vote at the Special Meeting.

The mailing address of Frontier's principal executive office is 45 East Monterey Way, Phoenix, Arizona 85012. Frontier's telephone number is (602) 264-1061.

RECORD DATE

The Board of Directors has fixed the close of business on ____________, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

REVOCABILITY OF PROXIES

Any person giving a proxy may revoke the proxy at any time before its use by delivering to Frontier written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

VOTING SECURITIES AND VOTING RIGHTS

On the Record Date, Frontier had outstanding 8,957,660 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock voting at the Special Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted upon at the Special Meeting.

The presence at the Special Meeting, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, shall constitute a quorum. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Frontier present in person or represented by proxy at the Special Meeting is required to approve the Merger Agreement and the transactions contemplated thereby and to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

PRIOR TO APPROVAL OF THE MERGER AGREEMENT, MERRYMEETING, INC. ("MMI") HOLDS APPROXIMATELY 59% OF FRONTIER'S OUTSTANDING SHARES OF COMMON STOCK. THE FRONTIER SHARES OWNED BY MMI ARE SUFFICIENT TO ASSURE PASSAGE OF THE MERGER AGREEMENT. MMI HAS INFORMED FRONTIER THAT IT WILL VOTE ITS SHARES IN FAVOR OF APPROVING THE MERGER AGREEMENT WITHOUT REGARD TO HOW OTHER SHAREHOLDERS MAY VOTE ON THIS ISSUE. FOR THIS REASON, YOUR VOTE WILL NOT AFFECT THE PASSAGE OF THE MERGER AGREEMENT.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the Special Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention will have the same effect as a vote against the Merger Agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

A proxy has been included with this Proxy Statement. To vote by proxy, you should complete the proxy, sign it and return it to us in the self-addressed envelope we have provided. When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. Unless otherwise instructed, shares represented by proxy will be voted "for" the Merger Agreement. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with their best judgment on such matter.

SOLICITATION

The cost of this solicitation will be borne by Frontier. In addition, Frontier may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of Frontier's directors and officers, personally or by telephone or telegram, without additional compensation.

                               SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the Merger and for a more complete description of the terms and conditions of the Merger, you should carefully read this entire Proxy Statement and its appendices and the other documents to which we refer. The actual terms of the Merger are contained in the Merger Agreement, which is included in this Proxy Statement as Appendix A. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

1.   WHAT IS THE PROPOSED MERGER?

     Frontier currently has one class of capital stock that is publicly-traded and that is its Common Stock. The Merger will eliminate the public ownership of the Common Stock. The Merger Agreement provides that Frontier will merge with Acquisition Company and Frontier will be the surviving entity. As a result, Frontier will become a wholly owned subsidiary of MMI, which in turn is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands company. After the Merger, the Public Shareholders will receive cash for their shares, and all of the common stock of Frontier will be owned by MMI. See "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

2.   WHAT ARE THE REASONS FOR THE MERGER?

     After review, the Board of Directors and the Special Committee determined that the Merger was in the best interests of all of the shareholders of Frontier, including the Public Shareholders . Among other factors, the Board of Directors and the Special Committee considered that:

     * There is an extremely limited trading market for the Common Stock, and no substantial likelihood that the investment community will take a sufficient interest in the Common Stock so that liquidity of the Public Shareholders will improve.

     * Despite a variety of efforts by the Board of Directors to put together a strategic transaction that would result in the active growth of Frontier's business, no feasible alternative has been identified.
     * The costs of being a public company are high for a small corporation such as Frontier.

     See "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

3.   WHAT WILL I RECEIVE IN THE MERGER?

     You will receive $1.58 in cash (the "Cash Consideration") for each share of Common Stock that you own immediately prior to the Merger. The $1.58 cash price reflects a 32% premium over the average closing market price of the Common Stock for the last trading day before we publicly announced the Merger and at other recent periods, including the 22 trading day period prior to the mailing of this Proxy Statement. On April 27, 2001, the last trading day prior to the first public announcement of the Merger, the closing price per share of the Common Stock on the American Stock Exchange was $1.20. See "Market Price and Dividend Information."

4. HOW DOES THE $1.58 PER SHARE OF COMMON STOCK THAT I WILL RECEIVE IN THE MERGER COMPARE TO THE MARKET PRICE FOR THE COMMON STOCK?

     Following is price data regarding the Common Stock:

          *    Closing  price per  share of Common  Stock on April 27,
               2001,  the last  trading  day  before  the  Merger  was
               publicly announced.                                         $1.20

          *    Average closing price per share of Common Stock for the
               22 days prior to April 30, 2001, the day the Merger was
               publicly announced.                                         $1.23

          *    Estimated  range of fair  value per  share of  minority
               shares,  excluding  control premium (based on valuation
               range from the ComStock Opinion).                   $1.13 - $1.29

          *    Range of per share  control  premium  (based on control
               premium of 35% proposed in the ComStock Opinion).   $0.39 - $0.45

          *    Per share Cash  Consideration  to be paid to the Public
               Shareholders                                                $1.58

          *    Price per share of Common  Stock paid by MMI to acquire
               the majority interest in Frontier from UFAC.                $1.58

5.   HAS  THE  BOARD  OF  DIRECTORS  RECOMMENDED  THAT I  VOTE  FOR  THE  MERGER
     AGREEMENT?

     The Board of Directors believes that the Merger is both procedurally and substantively fair to, and in the best interests of Frontier and the holders of the Common Stock. The Board of Directors formed a Special Committee, which consisted of three directors independent of Frontier, MMI and Acquisition Company and their respective affiliates, to evaluate the merits of the Merger and evaluate the proposed price of $1.58 per share to be paid to the Public Shareholders. The Special Committee unanimously approved the $1.58 per share price and unanimously recommended that the Board of Directors approve the terms of the Merger. The Board of Directors then unanimously approved the Merger. For further information as to how the Special Committee and the Board of Directors arrived at their conclusions and the independent opinion that the Special Committee and the Board of Directors received from their financial advisor, see "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

6.   DID THE BOARD AND THE SPECIAL COMMITTEE RETAIN A FINANCIAL ADVISOR?

     The Special Committee retained ComStock Valuation Advisors, Inc. ("ComStock") as its financial advisor in connection with its evaluation of the Merger. ComStock delivered to the Special Committee and the Board of Directors an opinion to the effect that the terms of the Merger are fair, from a financial point of view, to the holders of Common Stock. See "The Proposed Merger--Opinion of ComStock."

7.   WHAT EFFECTS MAY RESULT FROM THE MERGER?

     As a result of the Merger:

     * Frontier will merge with Acquisition Company and Frontier will survive as a wholly-owned subsidiary of MMI.
     *    All of the Common Stock will be owned by MMI.
     * The Common Stock held by the Public Shareholders will cease to be outstanding.
     *    Frontier will no longer be publicly traded.

     The Board expects that, immediately following the Merger, the business and operations of Frontier and its subsidiaries, as they are currently being conducted, will be continued by Frontier as the surviving entity in the Merger. MMI and its shareholders, Mr. Davies and IVM Intersurer BV, will be the sole beneficiaries of any future earnings and growth of Frontier, and will also bear the entire risk of any future losses. The Public Shareholders of Common Stock will not benefit from any increase, but will also not bear the risk of any decrease, in the value of Frontier. See "The Proposed Merger--Certain Effects of the Merger."

8.   DO I HAVE DISSENTERS' RIGHTS?

     Under Arizona law you do not have dissenter's rights. See "The Proposed Merger--Rights of Dissenting Shareholders."

9.   DOES THE TRANSACTION INVOLVE ANY CONFLICTS OF INTEREST?

     In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger, you should be aware that certain directors and officers of Frontier have interests that may be deemed to conflict with your interests as shareholders or that are in addition to, or different from, the interests of shareholders:

     * As a result of the Merger, Mr. Davies and IVM Intersurer BV will indirectly own all of the Common Stock of Frontier.
     * Mr. Davies and Jeffrey R. Harcourt, officers and directors of MMI, will be officers, directors and employees of Frontier when it becomes a private company. Mr. Patrick Enthoven will become an officer and director of Frontier.

     See "The Proposed Merger--Conflicts of Interest."

10.  WHAT ARE THE CONDITIONS TO COMPLETING THE MERGER?

     The completion of the Merger is subject to several conditions, including the following:

     *    Approval of the Merger by the holders of Common Stock.
     * The absence of any injunction, statute, regulation or proceeding that prevents or challenges completion of the Merger.
     * The availability to MMI of sufficient funds to pay all amounts payable as a result of the Merger,

     See "The Proposed Merger--The Merger Agreement."

11.  HOW WILL ACQUISITION COMPANY FINANCE THE MERGER?

     The funds required to complete the Merger and to pay related fees and expenses are expected to be provided from MMI's working capital, the proceeds of a loan and/or equity contribution from MMI's shareholders and from the proceeds of loans funded by Fifth Third Bank and Fifth Third Bank (Northeastern Ohio). See "The Proposed Merger--Source of Funds."

12.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

     Frontier is working to complete all aspects of the Merger as quickly as possible. If the shareholders approve the Merger at the Special Meeting, Frontier currently expects the Merger to be completed on or shortly after the date of the Special Meeting. See "The Proposed Merger--Effective Time of the Merger and Payment for Shares."

13.  WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on __________________, 2001, which is the "Record Date," are entitled to notice of, and to vote at, the Special Meeting. However, all Public Shareholders at the time the Merger is completed will be entitled to receive a cash payment of $1.58 per share. See ""Record Date," "Voting Securities and Voting Rights" and "The Merger--Exchange of Securities."

14.  WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

     The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. MMI owns sufficient shares of Common Stock to approve the Merger Agreement and has indicated that it will vote to approve the Merger Agreement. See "Required Vote, Effect of Shareholder Approval, and Related Matters."

15.  WHAT DO I NEED TO DO NOW?

     First, read this Proxy Statement carefully. Then, you should complete, sign and mail your proxy in the enclosed return envelope as soon as possible. If your shares are held by a broker as nominee, you should receive a proxy from your broker. See "Voting of Proxies."

16. MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY OR OTHERWISE VOTED?

     Yes. To change your vote you can:

     * send in a later-dated, signed proxy or a written revocation before the Special Meeting, or
     * attend the Special Meeting and give oral notice of your intention to vote in person.

     You should be aware that simply attending the Special Meeting will not in and of itself constitute a revocation of your proxy. See "Revocability of Proxies."

17.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. If the Merger is completed, you will receive written instructions on how to exchange your shares of Common Stock for the Cash Consideration. See "The Proposed Merger--Effective Time of the Merger and Payment for Shares."

18. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "Voting of Proxies."

19.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

     The Merger will be a taxable transaction to holders of Common Stock who receive cash in the transaction. The gain or loss per share of each shareholder will equal the difference between $1.58 and the shareholder's basis in the share of Common Stock. You should consult your tax advisor for a full understanding of the tax consequences of the Merger. See "The Proposed Merger--Federal Income Tax Consequences."

                               THE PROPOSED MERGER

THE COMPANY

Frontier licenses and franchises independent insurance adjusters (the independent insurance adjusters licensed or franchised by Frontier are hereinafter referred to collectively as the "Adjusters") throughout the United States and in Canada and provides support services to the Adjusters. The Adjusters are engaged by insurance carriers and self-insured companies to adjust claims made against them by claimants and by policyholders. In addition, Frontier, and certain of the Adjusters, offer risk management services to their clients. As of April 30, 2001, Frontier had entered into 519 license and franchise agreements ("Agreements") with 385 entities, operating 481 offices with 686 advertised locations in the United States and Canada. As of March 31, 2001, Frontier also owned and operated independent insurance adjusting businesses in Arizona and Nevada. In April, the Company entered into agreements to sell its Phoenix, Arizona and Las Vegas/Henderson, Nevada adjusting offices effective April 30, 2001 and May 31, 2001, respectively.

GENERAL

For its fiscal years ended June 30, 2000, 1999, and 1998, Frontier's licensing and franchising activities accounted for approximately 83%, 78% and 79%, respectively, of gross revenue, and Frontier's adjusting and risk management businesses accounted for approximately 17%, 22%, and 21%, respectively, of gross revenue. The revenue derived from Frontier's operations, as well as the gross billings by Adjusters (upon which Frontier's revenue from licensing and franchising activities are based), are set forth in the following table.

                                                                FISCAL YEAR ENDED JUNE 30
                                                       ------------------------------------------
                                                           2000           1999           1998
                                                       ------------   ------------   ------------
Gross billings by Adjusters (approximate)              $ 45,810,000   $ 44,730,000   $ 42,050,000
Revenue from licensing and franchising activities         5,170,592      4,936,349      4,596,657
Revenue from Frontier-owned adjusting and
  risk management businesses                              1,086,304      1,405,235      1,228,691

CLAIMS ADJUSTING

A claims adjuster conducts the business of providing claims adjustment services to insurance companies and to self-insured clients. The major elements of claims adjusting consist of the following:

     * Investigation--the development of information necessary to determine the cause and origin of the loss.
     * Evaluation--the determination of the extent and value of damage incurred and the coverage, liability and compensability relating to the parties involved.
     * Disposition--the resolution of the claim, whether by payment, negotiation and settlement, by denial or by other resolution.
     * Management--the coordination of all parties involved in the claims process and the supervision of the claims process including risk management related services.

Insurance companies, which represent the major source of revenue to adjusters, customarily manage their own claims management function and require defined services from adjusters, such as field investigation and settlement services. Self-insured clients typically require a range of risk management services including claims adjustment, claims management, statistical reporting and loss control, among other services. Insurance companies usually make claims adjusting assignments on a claim by claim basis. Self-insured clients typically retain adjusting firms like Frontier and the Adjusters to handle all of their claims, such as workers' compensation, general liability claims and other claims. Neither Frontier nor any of the Adjusters engages in public adjusting, which consists of representing individual insureds with respect to their claims against insurance companies.

Risk management related services consist primarily of providing services to in-house risk managers of self-insureds whose internal resources do not include expertise in claims adjusting or other aspects of claims management. Risk management services, which also are often referred to in the industry as "third party administration" include administering claims, working with self-insurers to decide whether certain claims need external investigation, coordinating the efforts of the field investigation with internal claims review activities, generating necessary statistical reports and paying losses. The insurance companies responsible for the excess coverage of self-insured clients often play a significant role in the selection and retention of providers of risk management or third party administration and related services.

LICENSING AND FRANCHISING

The major part of Frontier's revenue is derived under its Agreements with the Adjusters. Pursuant to the terms of the Agreements, an Adjuster is authorized to use, within a designated geographic area, Frontier's service mark in providing adjusting and risk management-related services. In addition, an Adjuster is provided with a computerized central collection and rebilling service and national advertising and referrals by Frontier. Frontier receives a 10% or 15% royalty fee on all of the Adjusters' collections. In fiscal 2000, Frontier retained 10.7% of the Adjusters' collections as royalty fees under all of its Agreements.

Frontier generally does not advertise for or solicit potential licensees or franchisees. Frontier believes that through the financial flexibility it offers and the established and dependable services it provides to Adjusters, Frontier is generally capable of attracting qualified licensees and franchisees.

Frontier's philosophy is to enter into agreements with licensees and franchisees who are highly qualified and capable of adjusting all types of claims. Frontier estimates that the average length of time during which the Adjusters have been providing insurance adjusting services, on a company-wide basis, is approximately 20 years.

Before entering into an agreement with a prospective licensee or franchisee, Frontier reviews the prospective licensee's or franchisee's background to determine whether he or she is qualified and experienced in rendering professional insurance adjusting services. In evaluating a potential licensee or franchisee, Frontier considers the length of time the potential licensee or franchisee has been involved in insurance adjusting and such other factors as his or her (i) experience and the types of claims that he or she is capable of adjusting; (ii) ability to act independently without supervision by Frontier;
(iii) prior and current  associations in the insurance adjusting  business;  and
(iv) reputation in the insurance adjusting business and in the community in which he or she will provide insurance adjusting services.

OPERATION OF INDEPENDENT ADJUSTERS

Each Adjuster is required to maintain an office within a designated geographic area defined in his or her Agreement. The Agreements require, among other things, that Adjusters devote at least 80% of their time during any 45-day period to the conduct of the defined business. The Agreements are subject to termination by Frontier upon an Adjuster's failure to meet minimum gross billing volumes. The Adjusters retain the right to make independent decisions regarding the management and operation of their businesses, subject to the terms of the Agreements.

Frontier has a national advertising program in major trade journals. The advertising is designed to promote Frontier's operations and to generate new accounts for its Adjusters. Adjusters receive claims from both local referrals developed by the Adjusters and from referrals by Frontier. The latter referrals are generally obtained through advertising efforts and the general reputation of Frontier. In addition, Adjusters are permitted, but not required, to advertise within their designated geographic areas.

Upon providing services to a client, the Adjuster prepares a bill to the client for the Adjuster's services. The form of invoice, which is supplied by Frontier, indicates that remittance is to be made directly to Frontier's address. Upon receipt of payment from the client, Frontier withholds the royalty fee together with any reimbursements due to Frontier for liability and errors and omissions insurance premiums Frontier may have paid on behalf of the Adjuster and repayments for any credits, loans or advances Frontier may have made to the Adjuster. Frontier rebills uncollected invoices on a 45-60 day cycle. Frontier's arrangements with Adjusters located in Canada differ from the foregoing in that clients of Canadian Adjusters send their remittances to Frontier's Canadian P.
O. Box or to Frontier's franchisee in Regina, Saskatchewan, Canada. Remittances received by Frontier's franchisee are deposited by the franchisee directly into Frontier's bank account.

If a particular geographic area produces claims volume greater than the Adjuster in that area is capable of servicing, the Adjuster may, at Frontier's request, or at the suggestion of the Adjuster, relinquish to a new prospective licensee or franchisee a portion of the designated area covered by his or her Agreement. As a result of these arrangements, Frontier redirects to the relinquishing Adjuster 5% of collections derived from services provided by the new Adjuster.

To assist new Adjusters in meeting their business and personal expenses during their initial period as Adjusters, Frontier may advance funds to them against future billings. Typically such advances are made semi-monthly and average approximately $2,500 per month. The number of Adjusters to whom semi-monthly advances are made typically varies between one and five. Frontier believes that these arrangements provide new Adjusters assistance in making the transition from being employees of insurance companies or other adjusting firms to becoming the owners of their own businesses and, therefore, aid Frontier in attracting qualified individuals as Adjusters.

In addition to advancing funds to new Adjusters, Frontier frequently lends money to Adjusters. These loans may either be loans that are repaid on a weekly basis out of their collections, or advances against accounts receivable. Frontier generally requires that advances against receivables be repaid in full within 45 days.

Frontier does not charge interest on any loans or advances made to Adjusters. During the past four fiscal years, Frontier has loaned or advanced an average aggregate of approximately $331,836 per month and has received reimbursement of an average of approximately $322,425 per month. At June 30, 2000, Frontier had approximately $1,198,000 in outstanding loans or advances. During the past four fiscal years, Frontier has written off an average of approximately $147,554 per year due to bad debts related to these arrangements.

BACKGROUND OF THE MERGER

In 1999 United Financial Adjusting Company ("UFAC"), a wholly owned subsidiary of The Progressive Corporation ("Progressive") purchased 5,258,513 shares of Frontier's newly issued Series A Convertible Voting Preferred Stock at a price of $1.30 per share. UFAC's purchase represented approximately 53% of Frontier's voting securities. Following the purchase by UFAC, Frontier made a tender offer to purchase up to 1,000,000 shares of Common Stock at $2.90 per share from then existing shareholders. The tender offer resulted in the purchase of 971,464 shares of Common Stock. Following the tender offer Frontier declared a cash distribution of $1.60 per share for all remaining Common Stock shareholders of record. Neither the shares tendered in the tender offer, nor the shares held by UFAC, were eligible for the cash distribution. In June 1999 UFAC's preferred shares were converted into shares of Common Stock, representing 59% of Frontier's voting securities. In October, 1999, Progressive sold all of its shares in UFAC to Netrex L.L.C. ("Netrex"). In April 2001, UFAC sold all of its shares in Frontier to MMI.

Historically, the market for the Common Stock has been thin with average trading volume during 2000 of 2,838 shares of Common Stock per day and average trading volume in 2001 of 1,493 shares of Common Stock per day. As a result, investors had limited liquidity for their investment in the Common Stock. In order to increase the liquidity of the Common Stock, the Board of Directors undertook a process of long-term strategic planning with the overall objective of improving Frontier's rate of growth by acquisition of companies in compatible lines of business and by increasing the number of shares of Common Stock in the hands of the public.

In March 2000, the Board of Directors agreed in principle to enter into a transaction (the "Transaction") whereby Frontier would have exchanged approximately 11.5 million shares of its Common Stock for all of the issued and outstanding shares of stock of UFAC. Upon consummation of the proposed Transaction, Frontier would have merged with UFAC and would have become the parent of UFAC's three subsidiaries, JW Software, Inc. ("JW"), DBG Technologies, Inc. ("DBG") and Vedder Software Group, Inc. ("Vedder").

UFAC is an insurance claim management services company, JW develops and markets claim management software, DBG develops and markets internet-based systems and websites, and Vedder develops property estimating software and tools. Had the Transaction been consummated, Netrex would have owned approximately 16.4 million shares of the Common Stock, representing approximately 82% of the outstanding Common Stock.

The Transaction was subject to the approval of certain regulatory agencies and the American Stock Exchange, the stock exchange on which Frontier's shares are currently traded, as well as the approval by shareholders of Frontier and UFAC.

In May 2000, Frontier filed a preliminary proxy statement with the SEC to be used to present the Transaction to the shareholders for their approval. In November 2000, prior to filing a definitive proxy statement, the Board of Directors determined to withdraw its recommendation of the Transaction to the shareholders due to changes in the outlook for the UFAC companies.

Subsequent to abandoning the Transaction, Netrex began to investigate the possibility of divesting itself of its investment in Frontier. Netrex was only able to identify one independent party that was interested in purchasing Frontier's shares. This party offered to purchase the block of shares for approximately $1.55 per share. MMI, a company owned and controlled by Mr. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV ("IVM") offered to purchase the shares for a purchase price of $1.58 per share. MMI's offer was accepted by Netrex and MMI purchased the shares in April 2001.

As part of its decision to purchase Frontier's shares of Common Stock from Netrex, in a meeting held on April 11, 2001, MMI proposed to the Board of Directors that the inherent risk in identifying and consummating appropriate acquisitions and the cost associated with such acquisitions by a public company were not in the best interests of the Public Shareholders. Therefore, MMI proposed to the Board that Frontier implement a cash-out merger whereby the Public Shareholders would be paid $1.58 per share of Common Stock and Frontier would cease to be a public company.

In April 2001, the Board of Directors was composed of nine members, all but three of whom were related to MMI or Netrex. Therefore, the Board determined to appoint a Special Committee composed solely of directors who were independent of MMI and of Netrex. The Special Committee was charged with representing the interests of the shareholders of Frontier other than MMI (the "Public Shareholders") with regard to the Merger. The Board appointed Eric J. Carlstrom, Kenneth A. Sexton, and Mark A. Freeman to the Special Committee and authorized the committee to retain a financial advisor to assist them in carrying out their responsibilities.

On April 12, 2001, the Special Committee met to consider the possible retention of ComStock as independent financial advisor in connection with the proposed Merger. The members noted the impressive credentials of ComStock in working with smallcap companies such as Frontier and the fact that ComStock is well qualified to conduct the necessary evaluation of the fairness of the proposed transaction. The Special Committee also noted the fact that ComStock had worked with Frontier in the past and considered both that (i) ComStock was, therefore, familiar with Frontier and its value and (ii) ComStock had a potential conflict stemming from its past engagement by Frontier as opposed to its current duties towards the Public Shareholders.

ComStock had previously been retained by Frontier to advise the Board with regard to valuation issues relating to the Transaction proposed in 2000 with UFAC and had received approximately $48,000 in fees from Frontier for its previous services, including reimbursement of approximately $2,000 in out-of-pocket expenses. In spite of ComStock's previous involvement with
Frontier, the Special Committee determined that in light of ComStock's experience with smallcap companies and its knowledge of Frontier, ComStock was an appropriate firm to evaluate the merits of the proposed Merger. After discussions with a representative of ComStock, the Special Committee determined that ComStock's previous representation of Frontier would not compromise its independence as an advisor to the Special Committee.

In connection with performing ComStock's due diligence on Frontier, Frontier provided ComStock with additional requested information regarding the company. A representative of ComStock met subsequently with the Special Committee on April 17, 2001. At that meeting, ComStock reported on its findings to date and progress in expressing an opinion regarding the fairness of the terms of the Merger.

On April 23, 2001, ComStock delivered a draft opinion to the Special Committee. On April 24, the Special Committee met with a representative of ComStock to consider the draft opinion. The Special Committee discussed the draft opinion and requested certain clarification from ComStock. After ComStock provided the requested clarification, the Special Committee unanimously concluded that the analysis of ComStock was fair and reasonable. In addition, the Special Committee stated its agreement with ComStock's conclusion that the Cash Consideration to be offered to the Public Shareholders is fair to the shareholders from a financial point of view and is reasonable based on the facts and analyses presented by ComStock. On April 25, 2001, ComStock delivered a revised opinion to reflect the clarification that had been provided to the Special Committee. The revised opinion was distributed to the entire Board of Directors.

On April 25, 2001, the Board of Directors met to consider the conclusions of the Special Committee. All members of the Board present at the meeting approved the proposed price of $1.58 to the Public Shareholders as fair. One member of the Board, who is also a member of the Special Committee, was not present at the meeting, but had previously approved the proposed price of $1.58 to the Public Shareholders as fair at the April 24, 2001 meeting of the Special Committee.

On April 27, 2001, the full Board of Directors met to consider the Merger Agreement. Based on the recommendation of the Special Committee and its own analysis of the terms of the Merger Agreement, the Board of Directors unanimously voted to approve the Merger Agreement. In addition, the Board of Directors confirmed its determination that the Merger was fair, from both a financial and procedural point of view, to the Public Shareholders and voted to recommend to the shareholders that they approve the Merger.

Effective at the close of business April 27, 2001, Mr. Freeman resigned from the Board. On May 2, 2001, UFAC completed the sale of its shares of Common Stock to MMI and Charles E. Becker, Peter I. Cavallaro, James J. Ferzoco and Anthony J. Puglisi, resigned from the Board. Mr. Freeman was an independent director nominated by UFAC. Each of Messrs. Becker, Cavallaro, Ferzoco and Puglisi are affiliated with UFAC.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; REASONS FOR THE MERGER

Frontier's reason for carrying out the Merger is to provide the Public Shareholders with a fair price for their shares. The Board of Directors has unanimously determined that the terms of the Merger are substantively and procedurally fair to, and in the best interests of, the shareholders. The Board has unanimously approved the Merger Agreement and recommends that the shareholders vote for the proposal to approve and adopt the Merger Agreement.

Frontier has been advised by each of its directors and executive officers that each intends to vote all of his or her shares of Common Stock in favor of the proposal to approve and adopt the Merger Agreement.

In making its unanimous determination that the terms of the Merger are fair to, and in the best interests of, the holders of the Common Stock, to approve the Merger Agreement, and to recommend that shareholders approve and adopt the Merger Agreement, the Board considered:

     * the opinion of ComStock that the consideration to be received in the Merger by the holders of the Common Stock is fair, from a financial point of view, to such holders (see "The Proposed Merger-- Opinion of ComStock");
     * the conclusion of the Special Committee that the analysis of ComStock was reasonable and that the Cash Consideration to be offered was fair to the Public Shareholders from a financial point of view;
     * the recommendation by the Special Committee that the Board approve and adopt the Merger Agreement and that the Board recommend to Frontier's shareholders that they approve and adopt the Merger Agreement; and
     * the factors considered by the Special Committee in its deliberations described below.

In connection with its consideration of the determination by the Special Committee, and as part of its determination with respect to the fairness of the consideration to be received by the holders of the Common Stock in the Merger, the Board adopted the conclusions and underlying reasoning of the Special Committee, based upon the view of the Board that the conclusions and factors considered by the Special Committee were reasonable.

The Special Committee considered the following factors, which constitute the material factors considered by the Special Committee in making its determination that the terms of the Merger are fair to, and in the best interests of, the holders of the Common Stock and its decision to recommend that the Board of Directors approve and adopt the Merger Agreement and recommend to Frontier's shareholders that they approve and adopt the Merger Agreement:

     * The Special Committee considered the opinion of ComStock that the consideration of $1.58 per share in cash is fair from a financial point of view to the holders of the Common Stock. The Special Committee and the Board of Directors reviewed the independent financial analyses performed by ComStock and found them to be reasonable and believed that ComStock's conclusion that the price to be paid in the Merger was fair from a financial point of view to the holders of the Common Stock was a reasonable conclusion based on the analyses performed. The Special Committee did not perform any independent analysis of the factors described in the ComStock report or of other factors not considered by ComStock, but did take into account earlier evaluations of strategic options by the Board of Directors.
     * The Special Committee reviewed current and historical market prices for Frontier's shares, the declining per share price of the Common Stock prior to the time of the public announcement of the proposed Merger, the possibility that the price would remain depressed or continue to decline and the premium that $1.58 per share offered over such price.
     * The Special Committee noted that in an arm's-length transaction negotiated between Mr. Davies and the major shareholder of UFAC, MMI paid $1.58 per share to UFAC for its control block of shares and that this price presumably reflected a control premium.

     * The Special Committee also concluded that the Cash Consideration represented a premium over the market price of the Common Stock.
     * The Special Committee also considered the premium that the $1.58 consideration represented relative to the book value per share of Common Stock.
     * The Board of Directors and management of Frontier have considered alternative ways to allow the holders of the Common Stock to realize value for their shares, and have concluded that there is no material interest by third parties to participate in any restructuring or other strategic transaction that would result in a positive return and increased liquidity to the holders of the Common Stock.
     * The Special Committee concluded that the limited liquidity of the Common Stock in the public market is not likely to improve. The extremely small market capitalization of Frontier, among other reasons, has left Frontier without any significant financial analysts covering Frontier, and it is not likely that the investment community will become sufficiently interested in the Common Stock so that the liquidity in the Common Stock would improve.
     * The Special Committee's belief that Frontier can be more profitable as a private company that does not have to comply with the reporting requirements and does not have to incur the costs associated with being a public company. Significant cost savings will result from no longer having the requirement to file periodic reports with the Securities and Exchange Commission, all of which take considerable management time and have to be reviewed by Frontier's legal counsel and independent accountants. These reporting requirements also have significant printing costs associated with them. The auditing and accounting costs of Frontier will also be reduced as a private entity.

The factors discussed above were all considered to be positive factors in the Special Committee's decision to recommend that the Board of Directors approve the Merger.

The Special Committee also considered the following negative factors:

     * The expectation that the Merger will be a taxable transaction for holders of Common Stock.
     * The holders of the Common Stock will have no ongoing equity participation in Frontier following the Merger.
     * In the event of a sale of Frontier in the future the holders of Common Stock will not be able to participate in any premium that might result from such a sale.
     * Mr. Davies, Frontier's Chairman of the Board, has a conflict of interest in connection with the Merger because, as an owner of MMI, he has, and after the Merger will continue to have, a substantial equity investment in Frontier.

The Special Committee considered the value of Frontier's assets and the book value per share of Common Stock. The Special Committee specifically looked at the book value per share of Common Stock of $0.85 as of March 31, 2001, the premium that the Merger would offer over the book value, and the lack of better offers received by Netrex for its control interest of Frontier's shares of Common Stock. The Special Committee recognized that in connection with a sale of Frontier, Frontier would not be likely to receive proceeds equal to or in excess of the Cash Consideration offered in the Merger.

The Special Committee recognized that consummation of the Merger will deprive the holders of the Common Stock of the opportunity to participate in any future growth of Frontier and, accordingly, gave consideration to Frontier's results of operations and Frontier's future prospects in reaching its determination to recommend approval and adoption of the Merger Agreement. The Special Committee was also aware that Mr. Davies, Chairman of Frontier's Board, has a conflict of interest in connection with the Merger because, as an owner of MMI, he has, and after the Merger will continue to have, a substantial equity investment in Frontier. See "The Proposed Merger--Conflicts of Interest." These factors were considered negative factors in the Special Committee's decision to recommend that the Board of Directors approve the Merger. However, in the Special Committee's view, these factors were substantially outweighed by the positive factors discussed above.

Based upon its consideration of all of the factors described above, the Special Committee arrived at its determination that the financial terms of the Merger are substantively fair to, and in the best interests of, the holders of the Common Stock and that the Board of Directors should recommend that the shareholders of Frontier approve and adopt the Merger Agreement.

In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the Merger, neither the Board of Directors nor the Special Committee found it practicable to assign relative weights to the factors considered in reaching its decision.

OPINION OF COMSTOCK

On April 23, 2001, ComStock delivered a draft opinion to the Board of Directors opining that the Cash Consideration was fair from a financial point of view to the shareholders of Frontier. A draft of ComStock's financial analysis was distributed to the Special Committee and used as the basis of discussions at a meeting of the Special Committee held on April 24, 2001. The Special Committee was given a detailed written report setting forth the financial analysis underlying the ComStock opinion. This analysis, as presented to the Special Committee, is summarized below. All of the members of the Special Committee were present at the meeting and each member had the opportunity to discuss the report. The Special Committee discussed the information in the report, and the financial data and other factors considered by ComStock in conducting its analysis, all of which are summarized herein.

In requesting the ComStock opinion, neither the Special Committee nor the Board gave any special instructions to ComStock or imposed any limitation upon the scope of the investigation that ComStock deemed necessary to enable it to deliver ComStock's opinion. ComStock's opinion is directed only to the fairness of the Merger to the shareholders of Frontier from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

DEFINITION OF VALUE

ComStock's financial analysis of the Merger included independently analyzing the fair value of the publicly-traded common shares of Frontier. For this purpose fair value was defined by ComStock as the underlying price at which the publicly-traded common shares of Frontier would change hands between two independent parties, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts. Fair value, as used in this context, does not reflect any discount for lack of control.

GOVERNING STANDARDS

The opinion was prepared in accordance with relevant standards and guidelines issued by The Appraisal Foundation(1), The American Society of Appraisers(2), and The Internal Revenue Service(3). ComStock also considered other generally accepted standards deemed appropriate for this engagement. In its analysis, ComStock specifically considered pertinent factors cited in Revenue Ruling 59-60, which include, but are not limited to, a review of the following:

     *    The nature of the business and the history of Frontier;
     *    The general economic outlook for Frontier;
     *    The book value of Frontier, and its financial condition;

----------
(1) Competency Provision, Standards 7, 9, 10, and related explanatory comments of the Uniform Standards of Professional Appraisal Practice.
(2)  Principles of Appraisal Practice and Code of Ethics.
(3)  Revenue Ruling 59-60.

     *    The earnings capacity of Frontier;
     *    The dividend-paying capacity of Frontier;
     *    The possible existence of goodwill or other intangible values;
     * Past sales of the stock of Frontier, and the size of the blocks of stock under consideration;
     * The market price of actively traded stocks of public corporations engaged in the same or similar lines of business as Frontier; and
     *    Issues of fairness typically considered in mergers.

GENERAL VALUATION APPROACH

ComStock interviewed Frontier management regarding the historical financial performance, current business status, and forecasted financial performance of Frontier. In addition, ComStock reviewed documents and other data needed to comply with the Uniform Standards of Professional Appraisal Practice as promulgated by The Appraisal Foundation; the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers. In arriving at its opinion, ComStock:

     * Reviewed the historical operating performance and financial condition of Frontier as reflected in publicly-available financial statements for the five fiscal years ended June 30, 2000 and for the six-month period ended December 31, 2000;
     * Reviewed the financial forecasts for Frontier for fiscal year 2001, as provided by management;
     *    Conducted discussions with management of Frontier;
     *    Reviewed publicly available information regarding Frontier;
     * Reviewed the outlook for the economy and the prospects for the industry in which Frontier competes;
     * Performed an analysis of market multiples for the companies that ComStock considered comparable to Frontier; and
     * Performed various other financial analyses regarding Frontier and the Merger as deemed appropriate.

ComStock used publicly available sources to obtain information pertinent to the analysis. Specifically, ComStock subscribes to Compustat(R), Disclosure(R), Securities Data Corporation and EDGAR for financial and other information. ComStock deemed this information to be reliable; however, ComStock made no representation as to the accuracy or completeness of such information and accepted such information without further verification.

DISCUSSION OF INDEPENDENT VALUATION METHODS UTILIZED

ComStock applied generally accepted valuation methods to analyze the range of fair values for the Common Stock of Frontier. To establish this range of values, the Capitalized Cash Flow Method, Discounted Cash Flow Method, Guideline Company Method, and Merger & Acquisition Method were utilized. In addition, the current trading price plus a relevant premium for control was utilized as a measure of the current fair value per share for Frontier's stock.

Frontier's equity value was calculated on a controlling interest basis, including the application of a market-based control premium of 35%, which reflects the rights of a majority shareholder to control the operations of Frontier and the disposition of its cash flows. A control basis of valuation is relevant when considering the financial fairness of a cash-out merger wherein a company's minority shareholders are being forced to accept a given price per share in order to gain liquidity for their shares.

          VALUATION METHOD                     EXHIBIT    AGGREGATE VALUE    VALUE PER SHARE    DEVIATION
          ----------------                     -------    ---------------    ---------------    ---------
Current Trading Price Plus Control Premium                  $14,520,000            $1.62          (0.5%)
Capitalized Cash Flow Method                      B         $14,190,000            $1.58          (2.8%)
Discounted Cash Flow Method                       C         $15,590,000            $1.74           6.8%
Guideline Company Method                          D         $14,620,000            $1.63           0.1%
Mergers & Acquisitions Method                     E         $13,610,000            $1.52          (6.8)%

RANGE OF VALUES
Minimum Value                                               $13,610,000            $1.52          (6.8%)
Lowest Quartile Value                                       $14,190,000            $1.58          (2.8%)
Average Value                                               $14,510,000            $1.62          (0.6%)
Median Value                                                $14,520,000            $1.62          (0.5%)
Upper Quartile Value                                        $14,620,000            $1.63           0.1%
Maximum Value                                               $15,590,000            $1.74           6.8%
Mid-point of Range of Values                                $14,600,000            $1.63           0.0%

TRANSACTION VALUE                                           $14,160,000            $1.58          (3.0%)
=======================================================================================================
TRANSACTION VALUE PERCENTILE RANKING                                                24.0%
=======================================================================================================
BASIS OF APPRAISAL                                            CONTROL
=======================================================================================================

RANGE OF INDEPENDENTLY CALCULATED VALUES

DISCUSSION OF RANGE OF FAIR VALUES

The various valuation methods result in a range of appraised values per share, ranging from a low of $1.52 to a high of $1.74 per share. The appraised value from each valuation method deviates from the mid-point of the range of values by no more than 6.8%, which reflects a narrow range of values. In order to represent a fair transaction to Frontier's minority shareholders, the Merger price of $1.58 per share should be significantly above the minimum value per share calculated in this appraisal. The Merger price falls in the 24th percentile of the range of values, which in ComStock's opinion is significantly above the minimum appraised value of $1.52 per share. In addition, two of the valuation methods result in an appraised value that is below the Merger price of $1.58 per share, and the Merger price is within 3% of two other valuation methods.

DISCUSSION OF EACH VALUATION METHOD

A brief description of each valuation method is provided below.

CURRENT TRADING PRICE PLUS CONTROL PREMIUM

As of April 23, 2001, the Common Stock traded at a value of $1.20 per share. Adding a premium for control of 35% results in a fair value per share of $1.62.

CAPITALIZED CASH FLOW METHOD

The Capitalized Cash Flow Method utilizes five years of historical earnings and cash flows to estimate the current value of Frontier's equity. Estimated working capital and capital expenditure requirements (net of depreciation) are deducted from average historical earnings to derive the adjusted cash flow for Frontier. A market-based cash flow multiple is applied to the normalized adjusted historical cash flow to calculate the value of Frontier's invested capital. Debt is deducted from the invested capital value to derive the value of Frontier's equity on a minority interest basis.

Because a controlling interest basis is being used as the standard of value for this opinion, and a majority ownership interest provides its owners with the right to control Frontier's operations, ComStock applied a control premium to calculate Frontier's equity value on a controlling interest basis.

A 10% discount was then deducted to reflect the pricing and liquidity risks associated with the thinly-traded market that exists for the Common Stock, arriving at an equity value of $1.58 per share using the Capitalized Cash Flow Method.

DISCOUNTED CASH FLOW METHOD

The price of a security can also be viewed as a function of an investor's perception of expected future cash flows from Frontier relative to expected cash flows from alternative investments of perceived comparable risk. Because the Discounted Cash Flow Method ("DCF") uses projected financial performance and risk-adjusted discount rates to estimate value, ComStock believes that it can be an effective valuation tool when properly applied.

ComStock analyzed the fair value of Frontier by examining a cash flow forecast over a five-year period. This forecast was based on a one-year forecast for 2001 that was provided by Company management. The expected annual free cash flows were discounted to their present value using a market-based discount rate. A residual value was also computed and discounted to its present value using an assumption of constant cash flow growth at the end of the forecast period. The present value of the forecasted cash flow stream for the next five years was combined with the present value of the residual value to derive an estimate of Frontier's equity value.

A  35%  control  premium  and  10%  discount  for  risks   associated  with  the
thinly-traded market were applied in deriving Frontier's equity value of $1.74 per share using the Discounted Cash Flow Method.

GUIDELINE COMPANY METHOD

The Guideline Company Method uses pricing multiples developed from publicly traded stocks of relatively similar businesses to estimate the value of Frontier's equity. These pricing multiples are applied to appropriate financial data for Frontier, creating an array of values on a freely-traded minority interest basis. Current market pricing multiples were developed that incorporated the following financial data for Frontier: 1) book value; 2) sales;
3) net earnings; and 4) after-tax cash flows.

A freely-traded minority interest equity value for Frontier is estimated by selecting a representative value derived from the various pricing multiples.

A  35%  control  premium  and  10%  discount  for  risks   associated  with  the
thinly-traded market were applied in deriving Frontier's equity value of $1.63 per share using the Guideline Company Method.

MERGER AND ACQUISITION METHOD

The Merger and Acquisition Method utilizes valuation multiples derived from published news reports of actual transactions involving the sale of a controlling equity interest in relatively similar privately-held companies. After examining the industry type, transaction components, and computed valuation multiple for reported transactions, representative multiples of revenue, leveraged income and cash flow are selected and applied to the relevant financial data of Frontier. The result is a market-based estimate of Frontier' equity value. The valuation multiples derived from the market data were reduced by 20% to reflect certain risks associated with an investment in Frontier, including the presence of a thinly-traded market in which to sell the Common Stock. The results from the three ratios utilized were averaged in deriving Frontier's equity value of $1.52 per share using the Merger and Acquisition Method.

DISCUSSION OF THE PURCHASE OF SHARES OWNED BY NETREX

An investor group has purchased Netrex' 58.7% ownership interest in Frontier at $1.58 per share, which is equal to the Merger price. The offer price to Netrex is at a significant premium to the current trading price of the Common Stock, and compensates Netrex for its controlling interest in Frontier. The minority shareholders of Frontier also benefit from the premium that the Merger price reflects above the minority trading price of Frontier's stock.

IMPACT OF ADDITIONAL COMPENSATION EXPENSES

Additional compensation expenses of approximately $825,000 (including related employee benefits) will likely result from new equity ownership and management of Frontier. These expenses will replace management fees of $300,000 currently being paid by Frontier. The impact of the net expenses of $525,000 on the per share value of the stock has not been reflected in the figures provided above. Had such additional expenses been reflected, values per share ranging between $1.16 and $1.35 per share for the Common Stock would have resulted from the appraisal.

DISCUSSION OF TRADING ACTIVITY FOR THE COMMON STOCK

The Common Stock is traded on the American Stock Exchange under the ticker symbol FAJ. Although the Common Stock trades on almost a daily basis, its daily trading volume is relatively low. During the last 20 trading days (March 21 - April 23, 2001) the daily closing price of Frontier's stock has ranged from a low of $1.10 per share to a high of $1.45 per share, averaging $1.22 per share.

Frontier's average weekly trading volume as a percentage of the total shares outstanding was compared with companies having trading volume that is representative of stocks traded on national stock exchanges. This comparison indicates that Frontier's average weekly trading volume is approximately 6% of the trading volume experienced by companies having normal trading activity. This analysis suggests that the Board of Directors might not rely exclusively on Frontier's current trading price when considering the fairness of the Merger. Therefore, ComStock performed independent appraisal techniques in rendering its opinion to the Special Committee of the Board of Directors regarding the fairness of the Merger.

DISCUSSION OF PRIOR TRADING ACTIVITY FOR THE COMMON STOCK

The Common Stock traded at a high of $4.00 per share at various points during June through August 2000. Prior to April 30, 1999 Frontier's stock generally traded at a price of $1.20 or lower, and the same was true for the month of December 1999. An attempted merger of Frontier into a related company is the principal reason that Frontier's stock price rose to the $4.00 per share level. Once this merger attempt failed, the trading price of Frontier's stock declined to its normal price level.

CERTAIN EFFECTS OF THE MERGER

As a result of the Merger, all of the Common Stock of Frontier will be beneficially owned by Mr. Davies, Frontier's Chairman of the Board, and IVM. The Public Shareholders will have no further interest in Frontier except their right to receive the Cash Consideration.

In addition, the Common Stock will no longer be traded on the American Stock Exchange or any other stock exchange, and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), will be terminated, and this termination will eliminate Frontier's obligation to file periodic financial and other information with the Securities and Exchange Commission. This will make most other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable.

The receipt of the Cash Consideration pursuant to the Merger will be a taxable transaction. See "The Merger--Federal Income Tax Consequences."

CONFLICTS OF INTEREST

In considering the recommendation of the Board with respect to the Merger, the common shareholders should be aware that two directors of Frontier have interests in connection with the Merger that present them with actual or potential conflicts of interest. Mr. Davies will beneficially own 50% of the shares of Frontier and will be an officer and director of MMI, and Mr. Harcourt will be an officer of MMI. The Special Committee and the Board were aware of their conflicts and considered them among the other matters described under "The Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the principal federal income tax considerations relevant to the Merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change.

Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

THIS TAX DISCUSSION IS BASED UPON PRESENT LAW. EACH HOLDER OF COMMON STOCK SHOULD CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS, THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS, AND THE BASIS OF THE HOLDER IN THE COMMON STOCK.

The receipt of the Cash Consideration by holders of Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between $1.58 and the holder's basis per share in the Common Stock. Such gain or loss generally will be a capital gain or loss provided that the holder held the Common Stock as a capital asset and provided that the Merger results in either a complete termination of or a substantially disproportionate reduction in (as defined in Section 302(b) of the Code) the interest in the Common Stock owned or deemed to be owned by the holder.

Capital gain or loss will be treated as long-term capital gain or loss if the holder held the Common Stock for more than one year, and will be treated as short-term capital gain or loss if the holder held the Common Stock for one year or less.

A holder of Common Stock may be subject to backup withholding at the rate of 31% with respect to the Cash Consideration received, unless the holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number ("TIN"), and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding, each holder must provide Frontier or its agent with his or her correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Common Stock who does not provide Frontier with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Frontier (or its agent) will report to the holders of Common Stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

SOURCE OF FUNDS

On May 2, 2001, MMI purchased 5,258,513 shares of common stock of Frontier (the "Shares") from UFAC for an aggregate consideration of $8,330,000. MMI financed the purchase of the Shares with working capital and with the proceeds of a credit facility from Fifth Third Bank ("Bank") and Fifth Third Bank (Northeastern Ohio) ("Bank - NE") (collectively, "Banks"). Under the terms and conditions of a Credit Agreement dated April 30, 2001 ("Credit Agreement") by and among MMI and the Banks, Banks have made term loans to MMI in the aggregate principal amount of $8,000,000 (each a "Loan", collectively, the "Loans") to fund the acquisition of the Shares as follows:

     * $4,000,000 term loan by Bank - NE to MMI secured by a pledge and lien on all of the stock acquired from UFAC and a blanket lien on all of the assets of MMI (Loan 1).
     * $1,000,000 term loan by Bank - NE to MMI secured by a blanket lien on all of the assets of MMI (Loan 2).
     *    $3,000,000 unsecured term loan by Bank to MMI (Loan 3).

The Loans are secured by a collateral assignment of a life insurance policy on the life of Mr. Davies. The Loans are guaranteed by (i) Mr. Davies and his spouse, Allyn; and (ii) Acquisition Company. The guaranty by Acquisition Company is secured by a lien on all of its assets. Following the completion of the merger, it is anticipated that the Loans will be redocumented, with the Banks taking a lien on all of Frontier's assets.

Principal payments on Loan 1 and Loan 2 are due and payable in equal monthly installments in immediately available funds at the principal office of Bank - NE on the last day of each month in arrears, beginning on February 28, 2002 with a final payment of principal due on April 30, 2006.

Interest will accrue on the principal amount of Loan 1 at the Bank Prime Rate plus 125 basis points and on Loan 2 at the Bank Prime Rate plus 175 basis points; provided that if the merger with Frontier is not completed by September 30, 2001, the rate on Loan 2 increases to 21% and if the merger is completed by then, the rate on Loan 2 drops to the Bank Prime Rate plus 125 basis points. Interest payments will be made in immediately available funds at the principal office of Bank - NE on the last day of each month in arrears, beginning with May 2001 and continuing during the term of the Loan. The entire principal amount of Loan 1 and Loan 2, plus all accrued and unpaid interest and any other charges, advances, or fees required to be paid, will be due and payable on April 30, 2006

Interest will accrue on Loan 3 at the rate of 21% per annum. Interest payments will be made in immediately available funds at the principal office of the Bank on the last day of each month in arrears, beginning on the last day of May 2001 and continuing during the term hereof. The entire principal amount of Loan 3 plus all accrued and unpaid interest and any other charges, advances or fees required to be paid, will be due and payable on October 30, 2003.

Also, IVM has loaned MMI the principal sum of $1 million, with interest at a rate per annum equal to the Bank Prime Rate less 100 basis points, which rate will be adjusted on October 31, 2001 and on April 30th and October 31st of each calendar year thereafter (with such rate to be in effect for the entire six month period until the next adjustment date). The entire principal amount and all accrued and unpaid interest will be due and payable on the earlier of: (i) upon demand by IVM; provided, however, that IVM will not make such demand if such action or the payment of amounts due under the note would constitute a default under any agreement or note evidencing the Loans described above; or
(ii) April 30, 2008. All amounts due under the note are expressly subordinated to all obligations and indebtedness due and owing by MMI to the Banks and any affiliates of such banks and any successor senior lender.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

The effective time of the Merger (the "Effective Time") is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. Detailed instructions with regard to the surrender of stock certificates, together with a letter of transmittal, will be forwarded to the Public Shareholders by Frontier's transfer agent, U.S. Stock Transfer Company (the "Payment Agent"), promptly following the Effective Time. Shareholders should not submit their stock certificates to the Payment Agent until they have received such materials. The Payment Agent will send payment of the Cash Consideration to shareholders as promptly as practicable following receipt by the Payment Agent of their stock certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of stock certificates. See "The Proposed Merger--Exchange of Securities."

Shareholders should not send any stock certificates to Frontier or the Payment Agent at this time.

THE MERGER AGREEMENT

As noted above, Frontier expects that the Effective Time of the Merger will take place promptly following the approval of the Merger at the Special Meeting. However, Frontier may not be able to consummate the Merger if any of the following conditions exist:

     * Acquisition Company becomes subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.
     * MMI fails to receive funding for the costs of the Merger, including the aggregate Cash Consideration, from the Banks or another lender.

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been included in this proxy solicitation because the holders of Common Stock are receiving Cash Consideration only and will not retain or receive a continuing interest in Frontier's business after the Merger.

CONDUCT OF THE BUSINESS OF FRONTIER IF THE MERGER IS NOT CONSUMMATED

If the Merger is not consummated, the Board of Directors expects that Frontier will continue to conduct its business as it was conducted prior to the Special Meeting. However, as noted above, because the market for the Common Stock is thin and Frontier does not anticipate that the number of shares of Common Stock in the hands of the public will increase significantly in the foreseeable future, the Board of Directors believes that if the Merger is not completed and a similar going-private transaction is proposed in the future, the consideration available to the holders of the Common Stock in that future transaction would likely be less than the Cash Consideration.

EXCHANGE OF SECURITIES

At the Effective Time, MMI will deliver, or cause to be delivered, to the Payment Agent sufficient cash to pay the Cash Consideration to the shareholders of Frontier other than MMI. Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by MMI, will, by virtue of the Merger, be automatically exchanged for the right to receive the Cash Consideration. Each holder of a stock certificate formerly representing such shares will after the Effective Time cease to have any rights with respect to such shares other than the right to receive the Cash Consideration for such shares upon surrender of the stock certificate. New shares of Frontier will be issued in exchange for the outstanding share capital of Acquisition Company resulting in Frontier becoming a wholly-owned subsidiary of MMI.

No interest will be paid or accrued on the amount payable upon the surrender of any stock certificate. Payment to be made to a person other than the registered holder of the stock certificate surrendered is conditioned upon the stock certificate so surrendered being properly endorsed and otherwise in proper form for transfer, as determined by the Payment Agent. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of the Payment Agent that such tax has been paid or is not payable. One hundred and eighty days following the Effective Time, MMI may require the Payment Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Payment Agent which have not been disbursed to holders of stock certificates formerly representing shares of Common Stock outstanding prior to the Effective Time. After such time holders of the Common Stock certificates will be entitled to look to MMI only as general creditors with respect to cash payable upon due surrender of their stock certificates.

Notwithstanding the foregoing, neither the Payment Agent nor any party to the Merger Agreement will be liable to any holder of stock certificates formerly representing shares of Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

TRANSFER OF SHARES

Shares of Common Stock will not be transferred on the stock transfer books at or after the Effective Time. If certificates representing such shares are presented to Frontier after the Effective Time, such shares will be cancelled and exchanged for the Cash Consideration.

REGULATORY APPROVALS

No federal or state regulatory approvals are required to be obtained by Frontier or Acquisition Company, nor must any regulatory requirements be complied with, in connection with the consummation of the Merger by any party to the Merger Agreement, except for (i) the requirements of the Delaware General Corporations Law and the Arizona Business Corporation Act in connection with stockholder approvals and consummation of the Merger and (ii) the requirements of the federal securities laws.

EXPENSES OF THE MERGER

Assuming the Merger is consummated, the estimated costs and fees in connection with the Merger and the related transactions, which will be paid by Frontier, are as follows:

          COST OR FEE                            ESTIMATED AMOUNT
          -----------                            ----------------
          Financial advisory fees                   $20,000.00
          Legal fees                                 _________
          Accounting and tax fees                    _________
          Printing and mailing fees                   1,500.00
          Regulatory filing fees                      2,830.62
          Independent Committee fees                 12,000.00
          Miscellaneous                                     --
                                                    ----------
          Total                                     $16,330.62
                                                    ==========

RIGHTS OF DISSENTING SHAREHOLDERS

Under Arizona Revised Statutes Section 10-1302.D., shareholders are not entitled to appraisal rights with respect to the Merger. Generally, under the Arizona Business Corporation Act, under certain circumstances, a shareholder is entitled to dissent from certain transactions and obtain payment of the fair value of the shareholder's shares ("Dissenter's Rights"). Dissenter's Rights are available to shareholders of Arizona corporations for certain corporate actions, including the consummation of a plan of merger to which an Arizona corporation is a party, if shareholder approval is required. With respect to the Merger, however, Frontier is exempted from this provision and shareholders are not entitled to Dissenter's Rights because the Common Stock is registered on a national securities exchange.

CONDUCT OF FRONTIER'S BUSINESS AFTER THE MERGER

Following the Merger, Frontier anticipates that it will continue to conduct its business as it was conducted immediately prior to the Merger. Prior to the date of this Proxy Statement, Frontier listed the property where its executive offices are located for sale at a sales price approximately equal to its book value. If the property is sold, Frontier will relocate to leased facilities in Phoenix, Arizona. Although no alternative facilities have as yet been located, Frontier anticipates that suitable facilities will be readily found in the Phoenix metropolitan area should the property be sold. Although Frontier believes that the consummation of the Merger may improve its prospects for engaging in strategic transactions, no transaction is specifically contemplated, and no discussions have been held with any third party regarding such a transaction.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Certain members of Frontier's management and the Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Frontier generally. The Board was aware of these interests when it approved the Merger Agreement. As provided for in Arizona law, a majority (but in any event not less than two) of Frontier's disinterested directors are required to approve the Merger. On April 27, 2001 the Merger was unanimously approved by the Board, including all three of the independent directors.

Certain executive officers and directors of Frontier are also executive officers and directors of Netrex and officers and directors of MMI and/or Acquisition Company. See "Management of MMI" for a description of the officers and directors of MMI and Acquisition Company after the Merger. The following chart lists the executive officers and/or directors of Frontier who will also be directors and/or officers of Frontier and/or MMI after the Merger.

           NAME                          CURRENT POSITION
           ----                          ----------------
      John M. Davies           Director and Officer of Frontier and Director
                               and Officer of MMI

      Jeffrey R. Harcourt      Director and Officer of Frontier and
                               Officer of MMI

Other than as set forth above, no director or executive officer of Frontier has any direct or indirect material interest in the Merger, except insofar as ownership of the Common Stock might be deemed such an interest.

                      MARKET PRICE AND DIVIDEND INFORMATION

The Common Stock is listed on the American Stock Exchange (AMEX) under the symbol "FAJ." The following table sets forth the range of high and low prices, and the trading volume, during each quarterly period within Frontier's two most recent fiscal years.

                                                              PRICE
                                                -----------------------------
                                                 HIGH       LOW       VOLUME
                                                ------     -----     --------
     Fiscal Year Ending June 30, 2001
       First Quarter                              4.00     2.625     120,800
       Second Quarter                             3.00     1.000     139,500
       Third Quarter                              1.75     1.000      84,600

     Fiscal Year Ended June 30, 2000
       First Quarter                             3.250     1.500     308,800
       Second Quarter                            2.125     1.000     370,900
       Third Quarter                             4.500     1.250     397,600
       Fourth Quarter                            4.000     2.500     240,500

     Fiscal Year Ended June 30, 1999
       First Quarter                             3.375     2.375     260,900
       Second Quarter                            2.563     2.000     254,200
       Third Quarter                             2.750     2.375     240,800
       Fourth Quarter                            4.375     2.375     354,400

As of April 27, 2001, the date the Merger Agreement was signed, and as of _____________, 2001, the closing price of the Common Stock on the AMEX, was
$1.16 and $______ per share, respectively. Frontier has approximately 220 holders of record and 800 beneficial holders of its Common Stock.

The following shows per share cash dividends declared for each quarter during Frontier's two most recent fiscal years.

                                                       CASH DIVIDENDS DECLARED
                                                       -----------------------
     Fiscal Year Ending June 30, 2001
       First Quarter                                           .0000
       Second Quarter                                          .0000
       Third Quarter                                           .0000

     Fiscal Year Ended June 30, 2000
       First Quarter                                           .0000
       Second Quarter                                          .0000
       Third Quarter                                           .0000
       Fourth Quarter                                          .0000

     Fiscal Year Ended June 30, 1999
       First Quarter                                           .0375
       Second Quarter                                          .0000
       Third Quarter                                           .0000
       Fourth Quarter                                         1.6000

The Board of Directors does not currently anticipate the payment of any dividends to Frontier's shareholders in the foreseeable future.

Certain statements and information contained in this Proxy Statement, including statements made regarding the Merger, concerning future, proposed and anticipated activities of Frontier and/or Acquisition Company, certain trends with respect to their operating results, capital resources and liquidity or with respect to the insurance adjusting industry in general, and other statements contained in this Proxy Statement regarding matters that are not historical facts are forward-looking statements, and by their very nature, include risks and uncertainties. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include the foregoing and those discussed elsewhere in this Proxy Statement and under "Special Considerations" in Frontier's Form 10-K for the year ended June 30, 2000.

                                MANAGEMENT OF MMI

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning each of the directors and executive officers of MMI.

     NAME                     AGE     POSITION
     ----                     ---     --------
     John M. Davies           45      Chairman of the Board, President and CEO
     Patrick Enthoven         56      Director
     Jeffrey R. Harcourt      40      CFO, Secretary and Treasurer

JOHN M. DAVIES was appointed sole director of UFAC in November 1999. Mr. Davies has been associated with Frontier as a director since April 1999 and Chairman of the Board since January 2000. From June 1999 through April 2001, Mr. Davies also served as President of Netrex. From September 1989 through June 1999, Mr. Davies was employed by The Progressive Corporation, most recently as Division President of Progressive's Diversified Business Group. Mr. Davies has an M.B.A. from the University of Pittsburgh and has earned numerous professional designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter and a Chartered Life Underwriter.

PATRICK ENTHOVEN has been associated with IVM since 1987 and has served as its Chief Advisor of Insurance Operations since July 1993. Mr. Enthoven serves on the boards of directors of The Hollard Insurance Company, Legalwise North America LLC, MMI, JW and AFS General Insurance Pty Ltd. Mr. Enthoven has a B.A. from the University of Cape Town and an O.P.M. from the Harvard Business School. Mr. Enthoven is an Associate of the Chartered Institute of Insurance in London, England.

JEFFREY R. HARCOURT was appointed Treasurer of UFAC in November 1999, Treasurer of JW in November 1998 and Treasurer and director of DBG in March 1999. Mr. Harcourt has served as Chief Financial Officer of Frontier since August 1999, as a director of Frontier since April 1999 as Treasurer of Frontier since January 2000 and as Secretary of Frontier since April 2001. From November 1999 through April 2001, Mr. Harcourt served as Chief Financial Officer of Netrex. From October 1990 through November 1999, Mr. Harcourt was employed by The Progressive Corporation, most recently as Controller of the Diversified Business Group. Mr. Harcourt holds a B.S. degree from Miami University and has earned numerous designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter, a Certified Internal Auditor and a Certified Information Systems Auditor.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK PRIOR TO
                              AND AFTER THE MERGER

As of the close of business on the Record Date, there were 8,957,660 shares of Common Stock outstanding. The following table sets forth information regarding the beneficial ownership of shares of the Common Stock outstanding as of May 15, 2001 and immediately following the Merger, by (i) each person or group known to Frontier who owns or who will own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and the executive officers of Frontier and (iii) by all directors and executive officers of Frontier as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable as of July 14, 2001. Information presented in the table and related notes has been obtained from the beneficial owner and/or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to
Section 13 of the Exchange Act.

                                           SHARES BENEFICIALLY               SHARES BENEFICIALLY OWNED
                                          OWNED ON MAY 15, 2001               ADJUSTED FOR THE MERGER
                                      ----------------------------          ---------------------------
                                         AMOUNT                                AMOUNT
                                      AND NATURE OF       PERCENT           AND NATURE OF      PERCENT
                                       BENEFICIAL           OF               BENEFICIAL          OF
NAME OF BENEFICIAL OWNER              OWNERSHIP (1)      CLASS (2)          OWNERSHIP (1)     CLASS (2)
--------------------------            -------------      ---------          -------------     ---------
OFFICERS AND DIRECTORS

John M. Davies (3)(4)                   2,629,757          29.4%             2,629,757           50%

Jeffrey R. Harcourt (3)                        --              *                    --             *

Kenneth A. Sexton (3)                          --              *                    --             *

Eric J. Carlstrom (3)                          --              *                    --             *

All officers and directors as a
group (four persons) (4)                2,629,757          29.4%             2,629,757           50%

FIVE PERCENT SHAREHOLDERS

MMI (3)                                 5,258,513          58.7%             5,258,513          100%

Patrick Enthoven (3)(5)                 2,629,256          29.3%             2,629,256           50%

----------
*    Less than 1%

(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days after May 15, 2001 by the exercise of stock options.
(2) The percentages shown include the shares of Common Stock that the person had the right to acquire within 60 days after May 15, 2001. In calculating the percentage of ownership, all shares of Common Stock that the identified person had the right to acquire within 60 days after May 15, 2001 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other shareholders.
(3) Each of such persons may be reached through Frontier at 45 East Monterey Way, Phoenix, Arizona 85012.
(4) Includes 2,629,757 shares representing one-half of the shares owned by MMI. Mr. Davies disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended, in the remaining one-half of the shares owned by MMI.

(5) Includes 2,629,256 shares representing one half of the shares owned by MMI. Mr. Enthoven disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended, in the remaining one-half of the shares owned by MMI.

To the best knowledge of Frontier, no person or groups of persons, other than officers, directors and MMI beneficially own more than five percent of the Common Stock (based upon present records of the transfer agent).

                           AVAILABILITY OF INFORMATION

Frontier files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning Frontier at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC, including Frontier.

Pursuant to the requirements of Section 13(e) and Rule 13e-3 of the Exchange Act, Frontier, MMI and Acquisition Company have filed a Schedule 13e-3 with the SEC with respect to the Merger. As permitted by SEC rules, this Proxy Statement does not contain all of the information you can find in the Schedule 13e-3 or in the exhibits to the Schedule 13e-3. You can obtain this additional information and a complete Schedule 13e-3 from the SEC as indicated above, or from Frontier.

The ComStock report and appraisal will be made available for inspection and copying at the principal executive offices of Frontier during their regular business hours by any interested equity security holder of Frontier or representative who has been so designated in writing. A copy of the ComStock report or appraisal will be transmitted by Frontier to any interested equity security holder of Frontier or representative who has been so designated in writing upon written request and at the expense of the requesting security holder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Frontier to "incorporate by reference" the information it files with the SEC. This permits Frontier to disclose important information to you by referring to these filed documents. The information incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. The information incorporated by reference is an important part of this Proxy Statement, and information that Frontier files later with the SEC will automatically update and supersede this information. Frontier incorporates by reference into this Proxy Statement the following documents:

     * our Annual Report on Form 10-K for the year ended June 30, 2000, filed with the SEC on September 2, 2000

     * our Quarterly Report on Form 10-Q for the nine months ended March 31, 2001, filed with the SEC on May 15, 2001

     * any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 until the date of the Special Meeting.

You may request a copy of these filings (other than exhibits which are not specifically incorporated by reference herein) at no cost by writing or telephoning us at the following address:

                       Frontier Adjusters of America, Inc.
                              45 East Monterey Way
                             Phoenix, Arizona 85012
                                 (602) 264-1061

If you would like to request documents from Frontier, please do so by ________, 2001 to receive them before the Special Meeting.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger Agreement. Frontier has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than April __, 2001.

       REQUIRED VOTE, EFFECT OF SHAREHOLDER APPROVAL, AND RELATED MATTERS

The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting, provided that the total number of shares present in person or represented by proxy at the Special Meeting represents over 50% of the shares of Common Stock issued and outstanding, is required to approve the Merger Agreement and the transactions contemplated thereby. MMI and the shareholder directors, which collectively represent 58.7% of the issued and outstanding shares of Common Stock of Frontier, have sufficient votes to approve the proposal.

Approval of the Merger by the requisite vote of the shareholders of Frontier is a condition to consummation of the Merger. If the Merger is not approved, the Merger will not be consummated.

                                  OTHER MATTERS

Management of Frontier knows of no other matters that will come before the Special Meeting. However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with his best judgment on such matter.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

If the Merger is consummated, there will be no Public Shareholders and no public participation in any future meetings of shareholders of Frontier. However, if the Merger is not consummated, the Public Shareholders will continue to be entitled to attend and participate in Frontier's stockholder meetings. In such an event, if a shareholder wishes to submit a proposal for consideration by the stockholders of Frontier at the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting"), then in order for the proposal to be includable in the proxy statement for the 2002 Annual Meeting, such proposal must be received by the Secretary of Frontier no later than ______, 2002.

                                      By Order of the Board of Directors,



Phoenix, Arizona                      --------------------------------------
                                      Jeffrey R. Harcourt, Secretary
____________________, 2001

                                   APPENDIX A

                          PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER dated as of April 27, 2001, is made by and among FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation ("FAJ"), MERRYMEETING, INC., a Delaware corporation ("MMI"), and MM MERGER CORPORATION, a Delaware corporation ("ACQUISITION").

                                    RECITALS

     A. MMI is the holder of approximately 58.7% of the issued and outstanding capital stock of FAJ.

     B. MMI is also the holder of 100% of the issued and outstanding capital stock of Acquisition.

     C. The parties hereto desire that Acquisition be merged with and into FAJ upon the terms and conditions of this Agreement.

                                    AGREEMENT

NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Merger and do mutually covenant and agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

As used in this Agreement, the following terms have the following respective meanings:

"ACQUISITION" means MM Merger Corporation, a Delaware corporation.

"ACTION" means any actual or, to a Person's knowledge, threatened action, claim, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

"ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 11.1.

"AFFILIATE" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

"AGREEMENT" means this Plan and Agreement of Merger.

"AMEX" means the American Stock Exchange, Inc.

"BENEFICIAL OWNERSHIP" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

"BLUE SKY LAWS" has the meaning set forth in SECTION 4.5(E).

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a bank holiday in Cleveland, Ohio or Phoenix, Arizona.

"CERCLA" means the federal Comprehensive, Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 ET SEQ., as amended.

"CERTIFICATE OF MERGER" has the meaning as set forth in SECTION 2.1.

"CLOSING" AND "CLOSING DATE" have the meanings set forth in SECTION 8.1.

"CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

"COMMITMENT" means any commitment, contractual obligation, agreement, borrowing, capital expenditure or material transaction entered into by a party or any of its Subsidiaries.

"CURRENT REPORTS" has the meaning set forth in SECTION 4.6(B).

"EFFECTIVE DATE" has the meaning set forth in SECTION 2.7.

"EMPLOYEES" means all current, former and retired employees, officers and directors of a Person or any of its Subsidiaries, including current, former and retired employees, officers and directors on disability, layoff or leave status.

"ENVIRONMENTAL CLAIM" means any claim, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or release of Materials of Environment Concern or the threatened release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

"ENVIRONMENTAL LAWS" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling, and any regulation promulgated thereunder, which regulates or controls (i) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (ii) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation CERCLA; the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 ET SEQ., as amended; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.2601 ET SEQ., as amended; the Clean Air Act, 42 U.S.C.ss.7401 ET SEQ., as amended; the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ., as amended; the Safe Drinking Water Act, 42 U.S.C.ss.300f ET SEQ., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.11001 ET SEQ., as amended; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 ET SEQ., as amended; the National Environmental Policy Act, 42 U.S.C.ss.4321 ET SEQ., as amended; any similar state or local statutes or ordinances, and the regulations promulgated thereunder.

"ERISA" means the Employee Income Security Act of 1974, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

"ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business within the meaning of Section 4001(a)(14) of ERISA.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FAJ" means Frontier Adjusters of America, Inc., an Arizona corporation.

"FAJ COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

"FAJ PERMITS" has the meaning set forth in SECTION 4.19(A).

"FAJ PLANS" means, collectively, each of FAJ's or any of the FAJ Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with FAJ or any of the FAJ Subsidiaries.

"FAJ PROPRIETARY RIGHTS" has the meaning set forth in SECTION 4.16.

"FAJ AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 4.12.

"FAJ REPORTS" has the meaning set forth in SECTION 4.6(A).

"FAJ SHARES" has the meaning set forth in SECTION 2.5.

"FAJ SUBSIDIARIES" means Frontier Adjusters of Arizona, Inc., an Arizona corporation, Frontier Adjusters, Inc., a Colorado corporation, and Frontier Adjusters Co., Ltd., an Alberta, Canada corporation.

"FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.5(A).

"FORM 10-K" has the meaning set forth in SECTION 4.6(A).

"GAAP" means United States generally accepted accounting principles.

"GOVERNMENT AUTHORITY" means any government or state (or any subdivision thereof) of or in the United States or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

"INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.3.

"INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.3.

"INDEMNITY THRESHOLD" has the meaning set forth in SECTION 11.4(A).

"IRS" means the Internal Revenue Service or any successor thereto.

"LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise.

"LIENS" means all liens, mortgages, deeds of a Person, title retention arrangements, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

"LOSS AND EXPENSE" has the meaning set forth in SECTION 11.2(A).

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of a Person or any of its Subsidiaries.

"MATERIALS OF ENVIRONMENTAL CONCERN" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

"MATERIAL   TRANSACTION"  means  any  transaction   between  a  Person  and  its
Affiliates, that would be required to be disclosed in such Person's reports or proxy materials filed under the Exchange Act by Item 404 of Regulation S-K.

"MERGER" has the meaning set forth in SECTION 2.1.

"MERGER CONSIDERATION" has the meaning set forth in SECTION 2.5(A).

"MMI" means Merrymeeting, Inc., a Delaware corporation.

"MMI PLANS" means, collectively, each of MMI's or any of the MMI Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with MMI or any of the MMI Subsidiaries.

"MMI SUBSIDIARIES" means Acquisition.

"MMI PERMITS" has the meaning set forth in SECTION 5.19(A).

"MMI PROPRIETARY RIGHTS" has the meaning set forth in SECTION 5.15.

"MMI AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 5.11.

"OTHER FILINGS" has the meaning set forth in SECTION 3.2.

"PAYING AGENT" has the meaning set forth in SECTION 2.5(C)(I).

"PAYMENT FUND" has the meaning set forth in SECTION 2.5(C)(I).

"PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

"PERMITTED LIENS" means: (A) statutory liens for obligations which are not overdue, or are being contested in good faith; (B) rights of way disclosed on an ALTA survey of any property; and (C) items listed on SCHEDULES 4.12 and 5.11, as applicable.

"PROXY STATEMENT" has the meaning set forth in SECTION 3.2.

"SEC" means United States Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITIES LAWS" has the meaning set forth in SECTION 4.6(A).

"SUBSIDIARY" means each entity of which a Person, directly or through one or more intermediary entities (i) has the right to elect a majority of the board of directors or other governing body, (ii) owns a majority of the issued and outstanding common stock, or (iii) has the right to receive 50% or more of the economic value of any business or activity in which such entity is engaged; PROVIDED, HOWEVER, that FAJ shall not be deemed a Subsidiary of MMI for any purposes hereof.

"TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amount payable pursuant to any tax sharing agreement to which any relevant party is liable and any amount payable pursuant to any similar contract.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE 2

                                     MERGER

     2.1 MERGER. On the Effective Date, Acquisition shall be merged with and into FAJ, which shall be the surviving corporation, pursuant to the terms hereof and the Certificate and Articles of Merger (the "CERTIFICATE OF MERGER"), attached as EXHIBIT 1 hereto (the "MERGER").

     2.2 EFFECT OF THE MERGER. On the Effective Date, the separate existence of Acquisition shall cease, and FAJ shall succeed to and possess all the properties, rights, privileges, powers, franchises and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of Acquisition, all without further act or deed, as provided in the Arizona Business Corporation Act and the Delaware General Corporation Law.

     2.3 OFFICERS AND DIRECTORS OF FAJ. On the Effective Date, the name of the surviving corporation shall be unchanged and the directors and executive officers of FAJ shall be as listed on SCHEDULE A.

     2.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of FAJ and the Bylaws of FAJ immediately prior to the Effective Date shall remain the Articles of Incorporation and Bylaws of FAJ.

     2.5 STATUS AND CONVERSION OF SECURITIES.

          (a) CONVERSION OF FAJ COMMON STOCK. Upon the merger becoming effective, each share of Common Stock, par value $.01 per share, of FAJ ("FAJ COMMON STOCK") issued and outstanding on the Effective Date, other than shares to be cancelled pursuant to SECTION 2.5(B) (such shares of FAJ Common Stock other than those to be cancelled are collectively called the "FAJ SHARES"), by reason of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive an amount equal to $1.58 in cash (the "MERGER Consideration"). Provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of FAJ Common Stock outstanding prior to the Effective Date. No shares of FAJ Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section after the Effective Date, except that any shares of FAJ Common Stock held in the treasury of FAJ shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

          (b) CANCELLATION OF FAJ COMMON STOCK HELD BY MMI. All shares of FAJ Common Stock previously held by MMI will be cancelled as of the Effective Date.

          (c) CONVERSION OF CAPITAL STOCK OF ACQUISITION. On the Effective Date, each share of common stock, $.01 par value per share, of Acquisition shall be converted into one share of FAJ Common Stock.

          (d) PROCEDURE FOR PAYMENT.

               (i) On the Effective Date and as a condition precedent to the effectiveness of the Merger, (A) MMI will furnish to U. S. Stock Transfer Company, or such other stock transfer company as may be mutually acceptable to the parties (the "PAYING AGENT") a corpus (the "PAYMENT FUND") consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding FAJ Shares and
(B) MMI will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as EXHIBIT 2 to each record holder of outstanding FAJ Shares for the holder to use in surrendering the certificates which represented its shares of FAJ Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding FAJ Common Stock.

               (ii) MMI may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the permitted investments set forth on
EXHIBIT 3 attached hereto; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. MMI may cause the Paying Agent to pay over to MMI or FAJ any net earnings with respect to the investments, and MMI will replace promptly any portion of the Payment Fund that the Paying Agent losses through such investments.

               (iii) MMI may cause the Paying Agent to pay over to MMI any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Date, and thereafter all former stockholders shall be entitled to look to MMI (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

               (iv) MMI shall pay all charges and expenses of the Paying Agent.

          (e) CLOSING OF TRANSFER RECORDS. After the close of business on the Effective Date, transfers of FAJ Common Stock outstanding prior to the Effective Date shall not be made on the stock transfer books of FAJ.

          (f) NO OTHER CAPITAL STOCK OR OPTIONS TO PURCHASE FAJ COMMON STOCK. On the Effective Date, there shall be no outstanding shares of capital stock of FAJ other than shares of FAJ Common Stock. In addition, on the Effective Date, there shall be no outstanding options, warrants, or rights to purchase shares of FAJ Capital Stock.

     2.6 FURTHER DOCUMENTS. From time to time, on and after the Effective Date, as and when requested by FAJ or MMI or their successors or assigns, the appropriate officers and directors of Acquisition as of the Effective Date shall, for and on behalf and in the name of Acquisition or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further or other actions as FAJ or MMI or their successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to FAJ title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of Acquisition and otherwise to carry out fully the provisions and purposes of this Agreement.

     2.7 EFFECTIVE DATE. The Merger shall become effective on such date (the "EFFECTIVE DATE") as of which all applicable legal requirements have been fulfilled to consummate the Merger, including the filing and effectiveness of the Certificate of Merger with the applicable authorities in the states of Arizona and Delaware. The parties shall use their best efforts to consummate the Merger at the earliest practicable date following the Closing.

     2.8 APPROVAL OF MERGER. The parties shall take all necessary actions to file the Certificate of Merger with, and obtain the approval for such filing by, the Arizona Corporation Commission, and the Secretary of State of the State of Delaware.

                                   ARTICLE 3

                      SHAREHOLDER APPROVALS; PROXY FILINGS

     3.1 SHAREHOLDER APPROVALS. Meetings of the shareholders of FAJ and Acquisition shall be held in accordance with the laws of their respective states of incorporation, on or before the Closing Date, in each case, among other things, to consider and act upon the adoption of this Agreement and the Merger.

     3.2 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, FAJ shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of FAJ will be asked to approve, in accordance with the rules of the AMEX and any applicable laws, the Merger, and such other items as the FAJ Board of Directors deems appropriate. The preliminary proxy statement, as initially filed with the SEC, as it may be amended and refiled with the SEC, and the definitive proxy statement filed with the SEC and mailed to the FAJ shareholders (such definitive proxy statement, the "PROXY STATEMENT"), shall be in form and substance reasonably satisfactory to MMI. FAJ shall respond to any comments of the SEC, shall mail the Proxy Statement to the FAJ shareholders, and shall cause any meeting of the FAJ Board of Directors or the FAJ shareholders required to be held to consider the Merger and the transactions contemplated hereby at the earliest practicable time. As promptly as practicable after the date hereof, FAJ shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including any state takeover laws (the "OTHER FILINGS"). FAJ will notify MMI promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply MMI with copies of all correspondence between FAJ or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any Other Filing. FAJ shall cause the Proxy Statement and any Other Filing to comply in all material respects with all applicable requirements of law. MMI shall provide FAJ all information about MMI and the MMI Subsidiaries required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with FAJ in taking the actions described in this Section. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, each party, as applicable, shall promptly inform the other party of such occurrence and cooperate in the preparation and filing with the SEC or its staff or any other government officials, or mailing to the FAJ shareholders, as required, such amendment or supplement.

                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF FAJ

     FAJ represents and warrants to MMI and Acquisition as follows:

     4.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

          (a) Each of FAJ and the FAJ Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of FAJ and the FAJ Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b) Each of FAJ and the FAJ Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary.

         (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the FAJ Subsidiaries are owned, directly or indirectly, by FAJ in compliance with all applicable securities laws, free and clear of all Liens.

         (d) The issued and outstanding shares of each of FAJ and the FAJ Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, FAJ will have good and marketable title to the FAJ Subsidiaries' shares, free and clear of all Liens.

     4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by FAJ has been duly and validly authorized by all necessary corporate action on the part of FAJ. This Agreement has been duly executed and delivered on behalf of FAJ. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by FAJ, the valid and binding obligations of FAJ, enforceable against FAJ in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     4.3 CAPITALIZATION.

         (a) As of the date hereof, FAJ has 100,000,000 shares of common stock authorized, and 8,957,660 shares of common stock issued and outstanding, and 100,000,000 shares of preferred stock authorized, and no shares of preferred stock issued or outstanding. Neither FAJ nor any of the FAJ Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of FAJ and the FAJ Subsidiaries were issued in compliance with all applicable state and federal securities laws. Except as set forth on SCHEDULE 4.3(A), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate FAJ or any FAJ Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in FAJ or any FAJ Subsidiary.

         (b) Neither FAJ nor any of the FAJ Subsidiaries has issued or granted securities convertible into or exchangeable for interests in FAJ or any FAJ Subsidiary, and, except as set forth on SCHEDULE 4.3(A), neither FAJ nor any FAJ Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in FAJ or any FAJ Subsidiary, whether issued or unissued.

         (c) Neither FAJ nor any of the FAJ Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 4.3(C), which is a list of all of the investments of FAJ and the FAJ Subsidiaries).

     4.4 APPROVAL; STOCK.

         (a) The Board of Directors of FAJ and a committee of "disinterested directors" (as defined in Section 10-2741(D) of the Arizona Business Corporation
Act) have approved the Merger, and this Agreement, and the transactions contemplated hereby and have determined to recommend that the shareholders of FAJ vote in favor of and approve this Agreement and the Merger.

         (b) The Merger and the payment of the Merger Consideration will not give any shareholder of FAJ or any other Person the right to demand payment for that shareholder's shares under the laws of the State of Arizona; any appraisal or similar rights under the laws of the State of Arizona; any dissenters' or similar rights under the laws of the State of Arizona; any preemptive or similar right to purchase additional shares of FAJ's capital stock; or any rights under any shareholders' rights, "poison pill" or similar plan adopted by the FAJ Board of Directors or the FAJ shareholders or contained in FAJ's Articles of Incorporation or other organizational documents.

     4.5 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by FAJ of this Agreement, nor the consummation by FAJ of the transactions contemplated hereby in accordance with the terms hereof, will:

         (a) conflict with or result in a breach of any provisions of the organizational documents of FAJ;

         (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of FAJ or any grant or award made under any of the foregoing;

         (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to FAJ;

         (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of FAJ under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which FAJ is a party, or by which FAJ or any of its properties is bound or affected; or

         (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, any state franchise laws or state securities laws ("BLUE SKY LAWS").

     4.6 SEC MATTERS AND ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) FAJ has delivered or made available to MMI, FAJ's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed by FAJ with the SEC and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "FORM 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by or relating to FAJ for the three years prior to the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "FAJ REPORTS"). The FAJ Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by FAJ under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "SECURITIES LAWS"). As of their respective dates, the FAJ Reports: (i) complied as to form in all material respects with the applicable requirements of the Securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There has been no violation asserted by any Government Authority with respect to any of the FAJ Reports that has not been resolved and, to FAJ's knowledge, there have been no threatened assertions of violations.

         (b) Each of the balance sheets (including the related notes and schedules) included in or incorporated by reference into the Form 10-K and each Exchange Act report filed between the date such annual report was filed with the SEC and the Closing Date (the Form 10-K and such reports collectively, the "CURRENT REPORTS") fairly present the consolidated financial position of FAJ and its Subsidiaries as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Current Reports (including any related notes and schedules) fairly present the consolidated results of operations, retained earnings or cash flows, as the case may be, of FAJ and its Subsidiaries for the period covered thereby, in each case in accordance with GAAP and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such balance sheets and statements are free of errors, omissions and misstatements, except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. None of the receivables of FAJ and its Subsidiaries are materially overstated, and no payables and other liabilities of FAJ and its Subsidiaries are materially understated, on any such balance sheet or statement.

         (c) Except as and to the extent set forth in the Current Reports or in any Schedule hereto, to FAJ's knowledge, none of FAJ or any of its Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     4.7 LITIGATION; COMPLIANCE WITH LAW.

         (a) SCHEDULE 4.7 sets forth a list and a brief description of all pending Actions against FAJ and any of the FAJ Subsidiaries of which FAJ has notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (b) Except as set forth on SCHEDULE 4.7, there are no Actions pending or, to the knowledge of FAJ threatened, against FAJ or any of the FAJ Subsidiaries, or any property (including proprietary rights) of FAJ or any of the FAJ Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which or FAJ has notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (c) To the knowledge of FAJ, neither FAJ nor any of the FAJ Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 4.7 sets forth all such violations known to FAJ except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE
4.8 or in any other Schedule hereto, since December 31, 2000, FAJ and each of the FAJ Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     4.9 TAX MATTERS.

         (a) FAJ and each of the FAJ Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by FAJ or any of the FAJ Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
4.9. FAJ and each of the FAJ Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither FAJ nor any of the FAJ Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 4.9, neither FAJ nor any of the FAJ Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 4.9, no claim has been made by any authority in a jurisdiction where FAJ or any of the FAJ Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of FAJ or any of the FAJ Subsidiaries,
(i) claimed or raised by any taxing authority in writing or (ii) as to which FAJ has knowledge. Except as set forth on SCHEDULE 4.9, neither FAJ nor any of the FAJ Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

         (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of FAJ or any of the FAJ Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     4.10 COMPLIANCE WITH AGREEMENTS.

         (a) Neither FAJ nor any of the FAJ Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

         (b) FAJ and each of the FAJ Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against FAJ or any of the FAJ Subsidiaries of which FAJ or Acquisition has received notice.

         (c) Neither FAJ nor any of the FAJ Subsidiaries is in default, and, to FAJ's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which FAJ or any of the FAJ Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary. Except as set forth in SCHEDULE 4.10(C), neither FAJ nor any of the FAJ Subsidiaries is a party to any joint venture or partnership agreements. To FAJ's knowledge, there is no condition with respect to FAJ or the FAJ Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary.

         (d) SCHEDULE 4.10(D) sets forth a complete and accurate list of all material agreements of FAJ and each of the FAJ Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 4.10(D) is in full force and effect, and FAJ and each of the FAJ Subsidiaries and, to FAJ's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to FAJ or any of the FAJ's Subsidiaries or annual revenue over $500,000.

     4.11 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

         (a) The books of account and other financial records of FAJ and the FAJ Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

         (b) FAJ has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of FAJ and each of the FAJ Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of FAJ and each of the FAJ Subsidiaries, and all amendments thereto.

         (c) The corporate minute books and other records of proceedings of FAJ and the FAJ Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of FAJ and the FAJ Subsidiaries.

     4.12 TITLE TO ASSETS; LIENS. FAJ and each FAJ Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned real property), to all of the respective property, equipment and other assets owned by it (the "FAJ AND SUBSIDIARIES' PROPERTIES"), and, except as set forth on SCHEDULE 4.12, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such FAJ and Subsidiaries' Properties. SCHEDULE 4.12 contains a complete and accurate list of each parcel of real property owned, leased or used by FAJ and any FAJ Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of FAJ, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially adversely affect such real property. To the knowledge of FAJ, the current use of the owned real property by FAJ and the FAJ Subsidiaries is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     4.13 ENVIRONMENTAL MATTERS.

         (a) FAJ and each of the FAJ Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

         (b) No Environmental Claim with respect to the operations or the businesses of FAJ or the FAJ Subsidiaries, or with respect to any real property owned by FAJ or the FAJ Subsidiaries, has been asserted or, to FAJ's knowledge, threatened, and, to FAJ's knowledge, no circumstances exist with respect to FAJ or any of the FAJ Subsidiaries or any such real property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) FAJ or any of the FAJ Subsidiaries, or (ii) any Person whose liability for any Environmental Claims FAJ or any of the FAJ Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         (c) (i) Neither FAJ nor any of the FAJ Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any real property owned by FAJ or the FAJ Subsidiaries, (iii) neither FAJ nor any FAJ Subsidiary nor, to the knowledge of FAJ, any tenant of any such real property has released or arranged for the release of any Materials of Environmental Concern at or on any such real property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any such real property, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any such real property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to FAJ's knowledge, no employee, agent, contractor, subcontractor or tenant of FAJ or any of the FAJ Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any such real property whether now or previously owned or occupied by FAJ or any of the FAJ Subsidiaries.

     4.14 EMPLOYEES AND BENEFIT PLANS.

         (a) SCHEDULE 4.14(A) sets forth a complete and accurate list of all employment agreements with Employees of FAJ and each of the FAJ Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of FAJ and the FAJ Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

         (b) SCHEDULE 4.14(B) sets forth a complete and accurate list of each of the FAJ Plans. Since December 31, 2000, there has been no adoption, modification, amendment or alteration of any FAJ Plan by FAJ or any of the FAJ Subsidiaries. All FAJ Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither FAJ nor any of the FAJ Subsidiaries has any liabilities or obligations with respect to any FAJ Plan, whether accrued, contingent or otherwise.

     4.15 LABOR MATTERS. Except as disclosed in SCHEDULE 4.14, there are no pending or, to the knowledge of FAJ, threatened Actions or work stoppages relating to any Employee of FAJ or any FAJ Subsidiary. Neither FAJ nor any of the FAJ Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of FAJ, there are no activities of any labor union seeking to represent or organize the employees of FAJ or any of the FAJ Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of FAJ, threatened against FAJ or any of the

FAJ Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of FAJ, threatened against FAJ or any of the FAJ Subsidiaries. FAJ and each of the FAJ Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither FAJ nor any of the FAJ Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     4.16 PROPRIETARY RIGHTS. Attached as SCHEDULE 4.16 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "FAJ PROPRIETARY RIGHTS"), that are owned or used by FAJ or any of the FAJ Subsidiaries. To the knowledge of FAJ, the use of any of the Proprietary Rights by FAJ or any of the FAJ Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such FAJ Proprietary Rights or the asserted FAJ Proprietary Rights of others. No notices have been received by FAJ or any of the FAJ Subsidiaries that the use of the FAJ Proprietary Rights by FAJ or any of the FAJ Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such FAJ Proprietary Rights or the proprietary rights of others. To the knowledge of FAJ, no person or other entity is infringing on the FAJ Proprietary Rights owned by FAJ or any of the FAJ Subsidiaries. The FAJ Proprietary Rights include all FAJ Proprietary Rights used in, or necessary to, the conduct of the business of FAJ and each of the FAJ Subsidiaries.

     4.17 INSURANCE. FAJ and each of the FAJ Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it, each of which insurance policies are of a type and in amounts customarily carried by Persons similar in size to FAJ or the FAJ Subsidiaries conducting businesses similar to those of FAJ or the FAJ Subsidiaries. SCHEDULE
4.17 sets forth a list of all insurance coverage or policies currently maintained by FAJ and the FAJ Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by FAJ or any of the FAJ Subsidiaries pending under any of their insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     4.18 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of FAJ, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by FAJ in connection with this Agreement or any of the transactions contemplated hereby.

     4.19 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

         (a) FAJ and the FAJ Subsidiaries have obtained from the appropriate Government Authorities that are charged with regulating or supervising any business conducted by FAJ and the FAJ Subsidiaries all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of their business and operations as and to the extent currently conducted (the "FAJ PERMITS"), which FAJ Permits are valid and remain in full force and effect. FAJ and each of the FAJ Subsidiaries is in compliance in all material respects with the terms of all such FAJ Permits.

         (b) Neither FAJ nor any of the FAJ Subsidiaries has received notice of or, to the knowledge of FAJ, is not subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by FAJ or any of the FAJ Subsidiaries, that is pending or threatened, that affects or which could affect the effectiveness or validity of any such FAJ Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of FAJ or any of the FAJ Subsidiaries. As of the date hereof, neither FAJ nor any of the FAJ Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted by FAJ or any of the FAJ Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of FAJ.

     4.20 KNOWLEDGE DEFINED. As used herein, the phrase "to FAJ's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of FAJ and the FAJ Subsidiaries.

     4.21 PROXY STATEMENT. The Proxy Statement, at the date mailed to the shareholders of FAJ and at the time of their meeting to consider the same, (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except with respect to information that has been supplied to FAJ from MMI for inclusion in the Proxy Statement).

                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF MMI AND ACQUISITION

MMI and Acquisition each hereby represents and warrants to FAJ as follows:

     5.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

         (a) Each of MMI and the MMI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of MMI and the MMI Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b) Each of MMI and the MMI Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the MMI Subsidiaries are owned, directly or indirectly, by MMI in compliance with all applicable securities laws, free and clear of all Liens.

         (d) The issued and outstanding shares of each of MMI and the MMI Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, MMI will have good and marketable title to the MMI Subsidiaries' shares, free and clear of all Liens.

         (e) The Merger will not give any Person any dissenters, appraisal or similar rights or any preemptive or similar right to purchase additional shares of capital stock of MMI or any of the MMI Subsidiaries, or any rights under any shareholders' rights, "poison pill" or similar plan.

     5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by MMI and Acquisition has been duly and validly authorized by all necessary corporate action on the part of MMI and Acquisition. This Agreement has been duly executed and delivered on behalf of MMI and Acquisition. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by MMI and Acquisition, the valid and binding obligation of MMI and Acquisition, enforceable against MMI and Acquisition in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.3 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by MMI or Acquisition of this Agreement, nor the consummation by MMI or Acquisition of the transactions contemplated hereby in accordance with the terms hereof, will:

         (a) conflict with or result in a breach of any provisions of the organizational documents of Acquisition or MMI;

         (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of Acquisition or MMI or any grant or award made under any of the foregoing;

         (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Acquisition or MMI;

         (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Acquisition or MMI under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which Acquisition or MMI is a party, or by which Acquisition or MMI or any of their properties is bound or affected; or

         (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, or Blue Sky Laws.

     5.4 CAPITAL STOCK.

         (a) As of the date hereof, there are 3,000 and 10,000,000 shares of common stock authorized and 2,000 and 3,699,147 shares of common stock issued and outstanding of each of MMI and Aquisition, respectively, and no and 1,000,000 shares of preferred stock authorized, and no shares of preferred stock issued and outstanding of MMI and Acquisition. Neither MMI nor any of the MMI Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of MMI and the MMI Subsidiaries were issued in compliance with all applicable state and federal securities laws. There are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate MMI or any MMI Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in MMI or any MMI Subsidiary.

         (b) Neither MMI nor any of the MMI Subsidiaries has issued or granted securities convertible into or exchangeable for interests in MMI or any MMI Subsidiary, and, except as set forth on SCHEDULE 5.4(A), neither MMI nor any MMI Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in MMI or any MMI Subsidiary, whether issued or unissued.

         (c) Neither MMI nor any of the MMI Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 5.4(C), which is a list of all of the investments of MMI and the MMI Subsidiaries).

     5.5 FINANCIAL STATEMENTS AND ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) MMI has delivered to FAJ financial statements for MMI and Acquisition (the "FINANCIAL STATEMENTS") for the two calendar years prior to the date of this Agreement or for the period of its incorporation if such period is shorter, which are attached as SCHEDULE 5.5.

         (b) The consolidated balance sheet of MMI (including the related notes and schedules), included in the Financial Statements, have been prepared to reflect the financial position and results of operations of MMI and Acquisition on a carve-out basis and not to reflect MMI and all majority-owned subsidiaries on a consolidated basis. Accordingly, FAJ has been excluded. Such statements fairly present the financial position of each of MMI and Acquisition as of its date, and the consolidated statement of operations, shareholders' equity (deficit) and cash flows included in the Financial Statements (including any related notes and schedules) fairly present the results of operations, retained earnings or cash flows, as the case may be, of MMI and Acquisition for the periods covered thereby, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary. All such balance sheets and statements are free of errors, omissions and misstatements except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to MMI or any MMI Subsidiary. None of the receivables of each of MMI and the MMI Subsidiaries are materially overstated, and no payables and other liabilities of MMI and each of the MMI Subsidiaries are materially understated, on any such balance sheet or statement.

         (c) Except as and to the extent set forth in the Financial Statements or in any Schedule hereto, to MMI's knowledge, none of MMI or Acquisition has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (d) Except as and to the extent set forth in SCHEDULE 5.5(D) hereto, there are no intercompany transactions that would be eliminated in consolidation should a consolidated financial statement, consolidating MMI and Acquisition, be prepared for each of the two calendar years prior to the date of this Agreement, the date hereof, or the Closing Date.

     5.6 LITIGATION; COMPLIANCE WITH LAW.

         (a) SCHEDULE 5.6 sets forth a list and a brief description of all pending Actions against MMI and any of the MMI Subsidiaries or the MMI Shares of which MMI or Acquisition have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (b) Except as set forth on SCHEDULE 5.6, there are no Actions pending or, to the knowledge of MMI or Acquisition threatened, against MMI or any of the MMI Subsidiaries, or any property (including proprietary rights) of MMI or any of the MMI Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which Acquisition or MMI have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (c) To the knowledge of MMI or Acquisition, neither MMI nor any of the MMI Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 5.6 sets forth all such violations known to MMI or Acquisition except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE
5.7 or in any other Schedule hereto, MMI and each of the MMI Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     5.8 TAX MATTERS.

         (a) MMI and each of the MMI Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by MMI or any of the MMI Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
5.8. MMI and each of the MMI Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither MMI nor any of the MMI Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 5.8, neither MMI nor any of the MMI Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 5.8, no claim has been made by any authority in a jurisdiction where MMI or any of the MMI Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of MMI or any of the MMI Subsidiaries,
(i) claimed or raised by any taxing authority in writing or (ii) as to which MMI or Acquisition has knowledge. Except as set forth on SCHEDULE 5.8, neither MMI nor any of the MMI Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

         (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of MMI or any of the MMI Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     5.9 COMPLIANCE WITH AGREEMENTS.

         (a) Neither MMI nor any of the MMI Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

         (b) MMI and each of the MMI Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against MMI or any of the MMI Subsidiaries of which MMI or Acquisitionhas received notice.

         (c) Neither MMI nor any of the MMI Subsidiaries is in default, and, to MMI or Acquisition's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which MMI or any of the MMI Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to MMI or any MMI Subsidiary. Except as set forth in SCHEDULE 5.9(C), neither MMI nor any of the MMI Subsidiaries is a party to any joint venture or partnership agreements. To MMI and Acquisition's knowledge, there is no condition with respect to MMI or the MMI Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (d) SCHEDULE 5.9(D) sets forth a complete and accurate list of all material agreements of MMI and each of the MMI Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 5.9(D) is in full force and effect, and MMI and each of the MMI Subsidiaries and, to MMI or Acquisition's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to MMI or any of the MMI Subsidiaries or annual revenue over $500,000.

     5.10 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

         (a) The books of account and other financial records of MMI and the MMI Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

         (b) MMI has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of MMI and each of the MMI Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of MMI and each of the MMI Subsidiaries, and all amendments thereto.

         (c) The corporate minute books and other records of proceedings of MMI and the MMI Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of MMI and the MMI Subsidiaries.

     5.11 TITLE TO ASSETS; LIENS. MMI and each MMI Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned real property), to all of the respective property, equipment and other assets owned by it (the "MMI AND SUBSIDIARIES' PROPERTIES"), and, except as set forth on SCHEDULE 5.11, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such MMI and Subsidiaries' Properties. SCHEDULE 5.11 contains a complete and accurate list of each parcel of real property owned, leased or used by MMI and any MMI Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of MMI or Acquisition, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders that would materially adversely affect such real property. To the knowledge of MMI or Acquisition, the current use of the owned real property by MMI and the MMI Subsidiaries is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     5.12 ENVIRONMENTAL MATTERS.

         (a) MMI and each of the MMI Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

         (b) No Environmental Claim with respect to the operations or the businesses of the MMI or the MMI Subsidiaries, or with respect to any real property owned by MMI or the MMI Subsidiaries, has been asserted or, to Acquisition's knowledge, threatened, and, to MMI and Acquisition's knowledge, no circumstances exist with respect to MMI or any of the MMI Subsidiaries or any such real property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) MMI or any of the MMI Subsidiaries, or (ii) any Person whose liability for any Environmental Claims MMI or any of the MMI Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         (c) (i) Neither MMI nor any of the MMI Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any real property owned by MMI or the MMI Subsidiaries, (iii) neither MMI nor any MMI Subsidiary nor, to the knowledge of MMI or Acquisition, any tenant of any such real property has released or arranged for the release of any Materials of Environmental Concern at or on any such real property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any such real property, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any such real property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to MMI or Acquisition's knowledge, no employee, agent, contractor, subcontractor or tenant of MMI or any of the MMI Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any such real property whether now or previously owned or occupied by MMI or any of the MMI Subsidiaries.

     5.13 EMPLOYEES AND BENEFIT PLANS.

         (a) SCHEDULE 5.13(A) sets forth a complete and accurate list of all employment agreements with Employees of MMI and each of the MMI Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of MMI and the MMI Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

         (b) SCHEDULE 5.13(B) sets forth a complete and accurate list of each of the MMI Plans. There has been no adoption, modification, amendment or alteration of any MMI Plan by MMI or any of the MMI Subsidiaries. All MMI Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither MMI nor any of the MMI Subsidiaries has any liabilities or obligations with respect to any MMI Plan, whether accrued, contingent or otherwise.

     5.14 LABOR MATTERS. Except as disclosed in SCHEDULE 5.14, there are no pending or, to the knowledge of MMI or Acquisition, threatened Actions or work stoppages relating to any Employee of MMI or any MMI Subsidiary. Neither MMI nor any of the MMI Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of MMI or Acquisition, there are no activities of any labor union seeking to represent or organize the employees of MMI or any of the MMI Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of MMI or Acquisition, threatened against MMI or any of the MMI Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of MMI or Acquisition, threatened against MMI or any of the MMI Subsidiaries. MMI and each of the MMI Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither MMI nor any of the MMI Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     5.15 PROPRIETARY RIGHTS. Attached as SCHEDULE 5.15 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "MMI PROPRIETARY RIGHTS"), that are owned or used by MMI or any of the MMI Subsidiaries. To the knowledge of MMI or Acquisition, the use of any of the proprietary rights by MMI or any of the MMI Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such Proprietary Rights or the asserted Proprietary Rights of others. No notices have been received by MMI or any of the MMI Subsidiaries that the use of the MMI Proprietary Rights by MMI or any of the MMI Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such MMI Proprietary Rights or the proprietary rights of others. To the knowledge of MMI or Acquisition, no person or other entity is infringing on the

MMI Proprietary Rights owned by MMI or any of the MMI Subsidiaries. The MMI Proprietary Rights include all proprietary rights used in, or necessary to, the conduct of the business of MMI and each of the MMI Subsidiaries.

     5.16 INSURANCE. MMI and each of the MMI Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it, each of which insurance policies are of a type and in amounts customarily carried by Persons similar in size to MMI or the MMI Subsidiaries conducting businesses similar to those of MMI or the MMI Subsidiaries. SCHEDULE
5.16 sets forth a list of all insurance coverage or policies currently maintained by MMI and the MMI Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by MMI or any of the MMI Subsidiaries pending under any of their insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     5.17 TAKEOVER STATUTES. No "fair price," "moratorium," "business combination," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the states of Delaware or Ohio applies to the transactions contemplated by this Agreement. All actions have been taken to ensure that no statute or regulation of the states of Delaware or Ohio, including any "business combination act," limits MMI's ability to engage in further transactions with FAJ.

     5.18 BROKERS AND FINDERS. No agent, broker, investment banker or other Person, including any of the foregoing that is an Affiliate of MMI or any of the MMI Subsidiaries, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by MMI or any of the MMI Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

     5.19 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

         (a) MMI and each of the MMI Subsidiaries has obtained from the appropriate Government Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries all material permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "MMI PERMITS"), which MMI Permits are valid and remain in full force and effect. MMI and the MMI Subsidiaries are in compliance in all material respects with the terms of all such MMI Permits.

         (b) Neither MMI nor any of the MMI Subsidiaries has received notice of or, to the knowledge of MMI or Acquisition, is subject to any Action, order or any complaint, proceeding or investigation of any Government Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries, that is pending or threatened, that affects or that could affect the effectiveness or validity of any MMI Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of a certificate of authority of MMI or any of the MMI Subsidiaries. As of the date hereof, neither MMI nor any of the MMI Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government

Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of MMI or any of the MMI Subsidiaries, as currently conducted.

     5.20 KNOWLEDGE DEFINED. As used herein, the phrase "to MMI or Acquisition's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of MMI and the MMI Subsidiaries.

     5.21 PLACEMENT.

         (a) MMI acknowledges that the FAJ Shares being acquired are being acquired for Acquisition's own account without a view to public distribution or resale and that Acquisition has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the FAJ Shares or any portion thereof to any other person or entity.

         (b) MMI agrees that it will not sell or otherwise transfer or dispose of the FAJ Shares, or any portion thereof, unless such FAJ Shares are registered under the Securities Act and any applicable state securities laws or MMI obtains an opinion of reputable securities counsel that such FAJ Shares may be sold in reliance on an exemption from such registration requirements.

         (c) MMI understands that no federal or state agency including the SEC, the Arizona Corporation Commission or the securities commission or authorities of any other state has approved or disapproved the FAJ Shares, passed upon or endorsed the merits of the Merger or the adequacy of the disclosure given in connection with the offering, or made any finding or determination as to the fairness of the FAJ Shares for investment.

     5.22 NO CONFLICTING INFORMATION. MMI acknowledges that it owns a majority of the issued and outstanding capital stock of FAJ. In addition, certain officers of MMI are also officers of FAJ and manage certain day-to-day matters for FAJ. Accordingly, MMI has, and has access to, certain information regarding the business, operations and financial condition of FAJ.

     5.23 PROXY STATEMENT. None of the information in this Agreement relating to MMI or Acquisition or otherwise supplied or to be supplied by MMI, including information for inclusion or incorporation by reference in the Proxy Statement, as of the date hereof and as of the date such information was provided to FAJ for inclusion in the Proxy Statement to be mailed to the FAJ's shareholders, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. MMI will advise FAJ in writing of any material changes in any such information or if any such information contains any untrue statements of material facts or omits to state any material facts required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 6

                        COVENANTS RELATING TO THE CLOSING

     6.1 TAKING OF NECESSARY ACTION. Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

     6.2 PUBLIC ANNOUNCEMENT; CONFIDENTIALITY.

         (a) For as long as this Agreement is in effect, no party shall issue or cause the publication of any press release or any other announcement with respect to this Agreement, or the transactions contemplated hereby or thereby without the consent of the others (which consent shall not be unreasonably withheld or delayed), except when, in the reasonable judgment of FAJ, such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

         (b) Each party agrees that all information provided to another party or any of its representatives pursuant to this Agreement shall be kept confidential, and shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such party who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information, but the foregoing obligation shall not
(i) relate to any information that (A) is or becomes generally available other than as a result of unauthorized disclosure by the receiving party or by Persons to whom the receiving party has made such information available, (B) is or becomes available to the receiving party on a nonconfidential basis from a third party that is not, to the receiving party's knowledge, bound by any other confidentiality agreement with the disclosing party, or (C) is independently developed or already known to the receiving party prior to disclosure by the disclosing party, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     6.3 CONDUCT OF BUSINESS. Except as agreed to by the other parties and set forth on SCHEDULE 6.3, during the period from the date of this Agreement to the Effective Date: (i) each of FAJ and MMI will, and FAJ and MMI will cause each of their respective Subsidiaries to, conduct its business only in the ordinary course consistent with past practice; (ii) neither of MMI nor FAJ will, and FAJ and MMI will cause each of their respective Subsidiaries not to, take any action or enter into any material transaction other than in the ordinary course of business consistent with past practice; and (iii) to the extent consistent with the foregoing, each of FAJ and MMI will, and FAJ and MMI will cause each of their respective Subsidiaries to, use its commercially reasonable best efforts to preserve intact its current business organization and reputation, existing relationships with customers, franchisees, licensees, suppliers, government officials, regulatory authorities and others having business dealings with it or regulatory authority over it and shall comply in all material respects with all laws and orders of each Governmental Authority and regulatory authority having jurisdiction over it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing, neither FAJ nor MMI will, and FAJ and MMI will not permit any of their respective Subsidiaries to, without the prior written consent of the other:

         (a) issue, deliver or sell, or authorize or enter into any agreement or commitment to issue, deliver or sell (y) any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (z) any other of its securities or the securities of any of its Subsidiaries; (ii) split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock, or (iii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of any shares of its capital stock or other outstanding securities or make any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices;

         (b) (i) create, increase the benefits payable or accruing under, or modify in any manner any FAJ Plan or MMI Plan or the compensation, pension, welfare, medical or fringe benefits of any of its directors, officers or Employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to FAJ, MMI or their Subsidiaries, or (ii) enter into any new, or amend any existing, employment, severance, "golden parachute" or other similar agreement with any such director, officer or Employee, except as may be approved in writing by the other party;

         (c) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of any business or corporation, partnership, association or other business organization or division thereof (except as herein contemplated);

         (d) adopt any amendments to its articles of incorporation, bylaws or similar organizational documents, or alter through merger with any entity, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of it or any of its Subsidiaries, or encumber, dispose of, sell or lease any material amount of the assets of FAJ or MMI or any of their Subsidiaries except as herein authorized;

         (e) enter into any contract, arrangement or understanding requiring the expenditure of greater than $150,000;

         (f) in the event that a claim is made for damages during the period prior to the Closing Date that is reasonably likely to have a Material Adverse Effect, fail to promptly notify the other party of the pendency of such claim; or

         (g) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any agreement, contract or commitment to do any of the foregoing.

     6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties shall notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of any party to so notify another party of the inaccuracy of that other party's representations and warranties does not constitute a breach of this Agreement.

     6.5 PROVISION OF CERTAIN DOCUMENTS. Each party shall, upon reasonable request by another party, deliver true and complete copies of any documents related to such party or any of its Subsidiaries that are reasonably requested within five Business Days after the date of such request.

                                   ARTICLE 7

                   CERTAIN ADDITIONAL COVENANTS AND CONDITIONS

     7.1 RESALE. MMI acknowledges and agrees that, as a result of the effectiveness of the Merger, and pursuant to a then effective Schedule 13e-3 and a Form 15, FAJ will cease to be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Accordingly, the FAJ Shares to be acquired pursuant to the transactions hereby contemplated will not upon completion of the Merger, as of the Closing Date or the Effective Date, be registered under the Securities Act or the Blue Sky Laws of any state and they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Blue Sky Laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Blue Sky Laws is available.

     7.2 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Date, each party shall provide the other and its representatives with such financial and other information regarding such party's or any of the Subsidiaries' business, operations, properties and financial statements a party or its representatives shall reasonably request and shall provide the other party or its representatives access to all of the properties, assets, books, records, tax returns, contracts and personnel during the normal business hours of the party providing the information.

     7.3 EFFECTIVENESS OF AGREEMENT; CONDITION PRECEDENT. The effectiveness of this Agreement and the obligations of the parties hereunder are subject to the acquisition by MMI of approximately 58.7% of the issued and outstanding capital stock of FAJ within 10 days after the date of this Agreement.

                                   ARTICLE 8

                           CLOSING; CLOSING DELIVERIES

     8.1 CLOSING; TERMINATION. The Closing (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of FAJ, 45 East Monterey Way, Phoenix, Arizona 85012, on the Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in SECTIONS 9.1 AND
9.2 (other than those conditions that are to be satisfied concurrently with the Closing), or on such other date or at such other time and place as the parties shall agree on in writing (the "CLOSING DATE"). If the Closing has not occurred on or before the first anniversary of this Agreement and this Agreement has not been previously terminated under ARTICLE 10, this Agreement shall terminate on such anniversary without further action by the parties hereto, and this Agreement shall be null and void and have no further effect.

     8.2 FAJ CLOSING DELIVERIES. At the Closing, FAJ shall deliver, or cause to be delivered, to Acquisition and MMI each of the following:

         (a) resolutions of the Board of Directors of FAJ, certified by the Secretary of FAJ, authorizing the execution and delivery of this Agreement, and the transactions contemplated hereby, including the Merger;

         (b) the legal opinion of FAJ's counsel required by SECTION 9.1(F);

         (c) evidence or copies of any consents, approvals, orders, qualifications or waivers required by SECTION 9.1;

         (d) the Certificate of Merger executed by FAJ;

         (e) the Articles of Incorporation or similar organizational documents of each of FAJ and the FAJ Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of FAJ and the FAJ Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

         (f) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of FAJ and the FAJ Subsidiaries in the jurisdiction of its organization or incorporation;

         (g) if not previously delivered, all other certificates and instruments and documents required pursuant this Agreement to be delivered by FAJ to MMI or Acquisition at or prior to the Closing; and

         (h) such other instruments reasonably requested by MMI or Acquisition as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     8.3 MMI AND ACQUISITION CLOSING DELIVERIES. At the Closing, MMI or Acquisition shall deliver, or cause to be delivered, to FAJ the following:

         (a) the certificate, dated the Closing Date and validly executed required by SECTION 9.2(A);

         (b) the legal opinion of counsel required by SECTION 9.2(G);

         (c) the Certificate of Incorporation or similar organizational documents of each of MMI and the MMI Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of MMI and the MMI Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

         (d) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of MMI and the MMI Subsidiaries in the jurisdiction of its organization or incorporation;

         (e) if not previously delivered to FAJ, all other certificates, documents, instruments and writings required pursuant to this Agreement to be delivered by or on behalf of Acquisition or MMI at or before the Closing;

         (f) the Certificate of Merger executed by MMI and Acquisition; and

         (g) such other instruments reasonably requested by FAJ as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                                   ARTICLE 9

                              CONDITIONS TO CLOSING

     9.1 CONDITIONS TO MMI AND ACQUISITION CLOSING. The obligations of MMI and Acquisition hereunder are subject to the satisfaction or waiver by MMI or Acquisition of each of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of FAJ contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of FAJ to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. FAJ shall have delivered to MMI and Acquisition at the Closing a certificate of an appropriate officer in form and substance satisfactory to MMI and Acquisition, dated the Closing Date to such effect.

         (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there shall not have been any change, circumstance or event with respect to any of FAJ or the FAJ Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to FAJ or any of the FAJ Subsidiaries in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

         (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by a vote of a majority of the shares of FAJ Common Stock present, in person or by proxy, at a special meeting of FAJ shareholders, including the Merger. FAJ shall have delivered to MMI and Acquisition at the Closing a certificate of the Secretary of FAJ in form and substance satisfactory to MMI dated the Closing Date to such effect.

         (e) PROCEEDINGS. All corporate and other proceedings to be taken by FAJ connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory to MMI and Acquisition, and MMI and Acquisition shall have received all such counterpart originals or other copies of such documents as it has reasonably requested.

         (f) OPINION OF COUNSEL. MMI and Acquisition shall have received a legal opinion from Gallagher & Kennedy, P.A., counsel to FAJ, dated the Closing Date concerning, FAJ's existence, authority, capitalization, SEC filings (excluding financial and statistical data contained therein), compliance with law, and such other legal matters within the scope of the Report of the State Bar of Arizona, Corporate, Banking and Business Law Section Subcommittee on Rendering Legal Opinions in Business Transactions, dated February 1, 1989, as MMI and Acquisition may request, in form and substance reasonably satisfactory to MMI and Acquisition.

     9.2 CONDITIONS TO FAJ CLOSING. The obligations of FAJ hereunder are subject to the satisfaction or waiver by FAJ of each of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES, COVENANTS. The representations and warranties of MMI and Acquisition contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of MMI and Acquisition to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. MMI and Acquisition shall have delivered to FAJ at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to FAJ dated the Closing Date to such effect.

         (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any change, circumstance or event with respect to any of MMI or the MMI Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to MMI, or any of the MMI Subsidiaries in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

         (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by the requisite vote.

         (e) PROCEEDINGS. All corporate and other proceedings to be taken by MMI in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to FAJ and FAJ shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (f) FAIRNESS OPINION. The Board of Directors of FAJ shall have received a fairness opinion from ComStock Valuation Advisors, Inc. satisfactory to the Board of Directors of FAJ and to a committee of the Board comprised entirely of independent third-party directors, in their reasonable discretion.

         (g) OPINION OF COUNSEL. FAJ shall have received a legal opinion from counsel to Acquisition and MMI, dated the Closing Date, concerning the existence and authority of Acquisition and the existence, authority, capitalization, and compliance with law of each of MMI and the MMI Subsidiaries, and such other legal matters as FAJ may reasonably request, in form and substance reasonably satisfactory to FAJ.

                                   ARTICLE 10

                        WAIVER, MODIFICATION, ABANDONMENT

     10.1 WAIVERS. The failure of MMI to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by FAJ, by action of its Board of Directors without the requirement for a vote of shareholders. The failure of FAJ to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by MMI, by action of its Board of Directors, without the vote of shareholders.

     10.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the Merger Consideration may not be decreased without the consent of the FAJ shareholders and may not be increased without the consent of the MMI shareholders given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

     10.3 ABANDONMENT. The Merger may be abandoned on or before the Effective Date notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

         (a) By the mutual agreement of the Boards of Directors of FAJ, MMI and Acqusition;

         (b) By the Board of Directors of FAJ, if any of the conditions provided in SECTION 9.2 shall not have been satisfied, complied with or performed in any material respect, and FAJ shall not have waived such failure of satisfaction, noncompliance or nonperformance;

         (c) By the Board of Directors of MMI, if any of the conditions provided in SECTION 9.1 shall not have been satisfied, complied with or performed in any material respect, and MMI shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

         (d) At the option of FAJ and MMI, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or governmental agency and shall be in effect.

In the event of any termination pursuant to this Section (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by MMI, if it is the terminating party, to FAJ, or by FAJ, if it is the terminating party, to MMI.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

     11.1 SURVIVAL. Subject to the limitations set forth in this Article and notwithstanding any investigation conducted at any time by or on behalf of any party, all representations and warranties, and, except as otherwise provided in this Agreement, covenants and agreements of the parties (as applicable) in this Agreement and in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith ("ADDITIONAL DOCUMENTS"), shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by the parties (as applicable) at and as of the Closing. Such representations and warranties, and the rights of any party to seek indemnification with respect thereto pursuant to SECTION 11.2, shall expire, except with respect to claims asserted prior to and pending at the time of such expiration, on the first anniversary of the Effective Date. All statements contained in any Exhibit, Schedule or Additional Document shall be deemed representations and warranties of the parties (as applicable) set forth in this Agreement within the meaning of this Article. Without duplication of Loss and Expense (as hereinafter defined), FAJ, MMI or Acquisition, as the case may be, shall be deemed to have suffered Loss and Expense arising out of or resulting from the matters referred to herein if the same shall be suffered by any parent, Subsidiary or Affiliate of FAJ, MMI or Acquisition; PROVIDED, HOWEVER, that MMI shall not be deemed to have suffered any Loss and Expense arising out of or resulting from any Loss and Expense suffered by FAJ.

     11.2 INDEMNIFICATION.

         (a) Subject to SECTION 11.4, from and after the Effective Date, FAJ shall indemnify, defend and hold harmless MMI (and its officers, directors or members) and their successors and assigns, for, from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (collectively, "LOSS

AND EXPENSE"), suffered, directly or indirectly, by MMI by reason of, or arising out of, (i) any breach of any representation or warranty made by FAJ in this Agreement, or (ii) any failure by FAJ to perform or fulfill any of its covenants or agreements set forth herein.

         (b) Subject to SECTION 11.4, from and after the Effective Date, MMI shall indemnify, defend and hold harmless FAJ (and its officers and directors), its successors and assigns, for, from and against any and all Loss and Expense, suffered, directly or indirectly, by FAJ by reason of, or arising out of, (i) any breach of any representation or warranty made by Acquisition or MMI in this Agreement and, (ii) any failure by Acquisition or MMI to perform or fulfill any of its covenants or agreements set forth herein.

     11.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against a party and if such party intends to seek indemnity with respect thereto under this Article, such party (the "INDEMNIFIED PARTY") shall promptly notify the party required to provide such indemnity (the "INDEMNIFYING PARTY") in writing of such claim setting forth such claim in reasonable detail and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. The Indemnifying Party shall have 30 days after receipt of such notice (or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice) to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, so long as the fees and expenses of such counsel are borne by that Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is diligently contesting, as herein required, without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without such consent, but in such event it shall waive any right to indemnity therefor by the Indemnifying Party. However, if the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim for indemnity hereunder that it elects to undertake the defense thereof or if the Indemnifying Party fails to undertake or pursue the defense, the Indemnified Party shall have the right to contest or compromise and may settle or pay the claim and no such contesting, compromise, settlement or payment will constitute a waiver of any right to indemnity therefor pursuant to this Agreement.

     11.4 LIMITATIONS ON INDEMNIFICATION, SURVIVAL. Rights to indemnification under this Agreement are subject to the following limitations:

         (a) No party shall be entitled to indemnification hereunder with respect to any Loss and Expense (or if more than one claim for indemnification is asserted, with respect to all such Loss and Expense), until the cumulative aggregate amount of all Loss and Expense incurred by such party with respect to such claim or claims exceeds $250,000 (the "INDEMNITY THRESHOLD"), in which case the Indemnifying Party shall then be liable for the full amount of all such Loss and Expense, without regard to the Indemnity Threshold.

         (b) The obligation of indemnity provided for in this Agreement with respect to the representations and warranties set forth herein has no expiration or termination date.

         (c) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this ARTICLE 11.

         (d) The amount of any Loss and Expense otherwise recoverable under this Article by an Indemnified Party shall be reduced by any amounts recovered by the Indemnified Party under insurance policies (net of any costs incurred in connection with the collection thereof), it being understood that none of the parties shall have any obligation to, but each agrees to use commercially reasonable efforts to, timely pursue all reasonable remedies against applicable insurers, and provided it does not invalidate any coverage, each party hereby waives all rights of subrogation against the other parties under all applicable insurance policies.

         (e) The indemnification provisions of this Article shall be the sole monetary remedy available to each of the parties. Equitable remedies shall remain available to each of the parties, provided that no unjust enrichment results from the enforcement of such remedies.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     12.3 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought only in a United States District Court sitting in Phoenix, Arizona, or in the United States District that encompasses Phoenix, Arizona, and hereby expressly submits to the personal jurisdiction and venue of any such court of proper jurisdiction for the purposes thereof and expressly waives any claim of improper venue and any claim that such court is an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

     12.4 ENTIRE AGREEMENT. This Agreement (including the agreements incorporated or referred to herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede prior agreements, understandings, representations or warranties between the parties. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     12.5 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telefax or other electronic transmission service to the appropriate address or number as set forth below, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

          If to MMI:         Merrymeeting, Inc.
                             7763 Sunstone Drive
                             Brecksville, Ohio 44141
                             Attn:  President
                             Fax No.:_______________


          With a copy to:    Ulmer & Berne LLP
                             1300 East 9th Street, Suite 900
                             Cleveland, Ohio 44114-1583
                             Attn: Stephen A. Markus, Esq.
                             Fax No.: (216) 621-7488

          If to Acquisition: MM Merger Corporation
                             7763 Sunstone Drive
                             Brecksville, Ohio 44141
                             Attn:  President
                             Fax No.:_______________

          With a copy to:    Ulmer & Berne LLP
                             1300 East 9th Street, Suite 900
                             Cleveland, Ohio 44114-1583
                             Attn: Stephen A. Markus, Esq.
                             Fax No.: (216) 621-7488

          If to FAJ:         Frontier Adjusters of America, Inc.
                             45 East Monterey Way
                             Phoenix, Arizona 85012
                             Attention: President
                             Fax Number: (602) 279-5813

          With a copy to:    Gallagher & Kennedy, P.A.
                             2575 East Camelback Road
                             Phoenix, Arizona 85016-9225
                             Attention: Karen L. Liepmann, Esq.
                             Fax Number: (602) 530-8500

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

     12.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach thereof.

     12.8 INTERPRETATION; ABSENCE OF PRESUMPTION.

         (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

         (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted by a court of competent jurisdiction rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

     12.10 FURTHER ASSURANCES. The parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other actions as may be necessary to carry out the purposes and intents hereof.

     12.11 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Merger, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.


                              FRONTIER ADJUSTERS OF AMERICA, INC.,
                              an Arizona corporation


                              By: /s/ JEFFREY R. HARCOURT
                                  --------------------------------------------
                                  Name:  Jeffrey R. Harcourt
                                  Title: CFO / Treasurer


                              MERRYMEETING, INC., a Delaware corporation


                              By: /s/ JOHN M. DAVIES
                                  --------------------------------------------
                                  Name:  John M. Davies
                                  Title: President


                              MM MERGER CORPORATION, a Delaware corporation


                              By: /s/ JOHN M. DAVIES
                                  --------------------------------------------
                                  Name:  John M. Davies
                                  Title: President

     Exhibit 1 - Certificate of Merger
     Exhibit 2 - Letter of Transmittal
     Exhibit 3 - Permitted Investments

                                    SCHEDULES


     Schedule A                     Directors and Executive Officers of FAJ
     Schedule 4.3(a)                FAJ Outstanding Options
     Schedule 4.3(c)                FAJ Investments
     Schedule 4.7                   FAJ Actions and Violations
     Schedule 4.8                   FAJ Changes since December 31, 2000
     Schedule 4.9                   FAJ Tax Issues
     Schedule 4.10(c)               FAJ Joint Venture or Partnership Agreements
     Schedule 4.10(d)               FAJ Material Agreements
     Schedule 4.12                  FAJ Properties and Permitted Liens
     Schedule 4.14(a)               FAJ Employment Agreements
     Schedule 4.14(b)               FAJ Plans
     Schedule 4.15                  FAJ Labor Matters
     Schedule 4.16                  FAJ Proprietary Rights
     Schedule 4.17                  FAJ Insurance
     Schedule 5.4(a)                MMI Outstanding Options
     Schedule 5.4(c)                MMI Investments
     Schedule 5.5                   MMI Financial Statements
     Schedule 5.5(d)                MMI Intercompany Transactions
     Schedule 5.6                   MMI Actions and Violations
     Schedule 5.7                   MMI Changes
     Schedule 5.8                   MMI Tax Issues
     Schedule 5.9(c)                MMI Joint Venture or Partnership Agreements
     Schedule 5.9(d)                MMI Material Agreements
     Schedule 5.11                  MMI Properties and Permitted Liens
     Schedule 5.13(a)               MMI Employment Agreements
     Schedule 5.13(b)               MMI Plans
     Schedule 5.14                  MMI Labor Matters
     Schedule 5.15                  MMI Proprietary Rights
     Schedule 5.16                  MMI Insurance

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John M. Davies and Jeffrey R. Harcourt as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, or such substitute, to represent and to vote, as designated below, all of the shares of Common Stock of Frontier Adjusters of America, Inc. ("Frontier") held of record by the undersigned as of the close of business on ___________, 2001, at the special meeting of shareholders to be held on ___________, 2001, at 10:00 A.M. (Phoenix, Arizona time), and at any adjournments thereof.

1.   THE  MERGER.   To  approve  the  Merger   Agreement  and  the  transactions
     contemplated thereby, as described in the Proxy Statement dated __________, 2001.

           [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Merger.

Receipt of Notice of Special Meeting of Shareholders and related Proxy Statement dated ________, 2001, is hereby acknowledged.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:______________________, 2001


                                     PLEASE  MARK,  SIGN,  DATE AND  RETURN THIS
                                     PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE


                                     Signature: ________________________________


                                     Signature if held jointly: ________________